UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Northfield Bancorp, Inc.
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April 9, 2019

Dear Fellow Stockholder:

We cordially invite you to attend the 2019 Annual Meeting of Stockholders of Northfield Bancorp, Inc., the parent company of Northfield Bank. The Annual Meeting will be held at the administrative offices of Northfield Bank, located at 581 Main Street, Suite 810, Woodbridge, New Jersey, 07095, at 10:00 a.m., local time, on May 22, 2019.

The accompanying Notice of Annual Meeting and Proxy Statement describe the formal business expected to be transacted. During the Annual Meeting we also will report on the consolidated operations of Northfield Bancorp, Inc.

The business to be conducted at the Annual Meeting consists of the election of four directors, approval of the Northfield Bancorp, Inc. 2019 Equity Incentive Plan, consideration of an advisory, non-binding resolution with respect to the executive compensation described in the Proxy Statement, consideration of an advisory, non-binding proposal with respect to the frequency of the stockholders’ vote on our executive compensation, and ratification of the appointment of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2019.

The Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interest of Northfield Bancorp, Inc. and its stockholders, and unanimously recommends a vote “FOR” each matter to be considered and that stockholders vote for “One Year” with respect to the advisory proposal on the frequency of the stockholders’ vote on executive compensation.

YOUR VOTE IS IMPORTANT. You may vote your shares using the Internet or the telephone by following the instructions set forth in the Proxy Statement. You also may vote by signing, dating, and returning a Proxy Card or voting instruction form, in the postage-paid envelope provided, if you requested and received a paper copy of the Proxy Statement. Voting in advance of the Annual Meeting will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

Also provided for your review or made available online is our Annual Report on Form 10-K for the year ended December 31, 2018, which contains detailed information concerning our activities and operating performance. On behalf of the Board of Directors, I thank you for your continued support.

Sincerely,

John W. Alexander
Chairman of the Board

NORTHFIELD BANCORP, INC.
581 Main Street, Suite 810
Woodbridge, New Jersey 07095
(732) 499-7200

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 22, 2019

Notice is hereby given that the 2019 Annual Meeting of Stockholders of Northfield Bancorp, Inc. will be held at the administrative offices of Northfield Bank, located at 581 Main Street, Suite 810, Woodbridge, New Jersey, 07095, at 10:00 a.m., local time, on May 22, 2019.

The Meeting is for the purpose of considering and acting upon:

1.	The election of four directors;
2.	The approval of the Northfield Bancorp, Inc. 2019 Equity Incentive Plan;
3.	An advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement;
4.	An advisory, non-binding proposal with respect to the frequency that stockholders will vote on our executive compensation;
5.	The ratification of the appointment of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2019; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on March 26, 2019, are the stockholders entitled to vote at the Meeting, and any adjournments thereof.

All stockholders of record of Northfield Bancorp, Inc. (the “Company”) entitled to vote at the Annual Meeting should receive, by U.S. mail, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”). The Notice of Internet Availability will instruct you as to how you may access and review all of the important information contained in the proxy materials. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions included in the Notice of Internet Availability for requesting such materials.

Your Vote is Important

Please vote as promptly as possible by using the Internet or telephone, or by signing, dating, and returning the Proxy Card or voting instruction form, in the postage-paid envelope (mailed to those who requested and received paper copies of this Proxy Statement).

Even if you plan to attend the Annual Meeting, you may choose to vote your shares by Internet, by telephone or by signing, dating, and returning the enclosed Proxy Card or voting instruction form, if you requested and received a paper copy of the Proxy Statement, without delay in the postage-paid envelope. Any proxy that you give may be revoked at any time before it is exercised. You may revoke a proxy by filing with the Corporate Secretary of Northfield Bancorp, Inc., a written revocation, or a duly executed proxy bearing a later date. If you attend the meeting you may revoke your proxy and vote personally on each matter brought before the meeting. However, if your shares are not registered in your name, you will need additional documentation from the record holder to vote personally at the meeting.

By Order of the Board of Directors

Woodbridge, New Jersey	M. Eileen Bergin
April 9, 2019	Senior Vice President and Corporate Secretary

Proxy Statement

Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting	[i]

ii	Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting

PROXY STATEMENT

NORTHFIELD BANCORP, INC.
581 Main Street, Suite 810
Woodbridge, New Jersey 07095
(732) 499-7200

2019 ANNUAL MEETING OF STOCKHOLDERS
May 22, 2019

Proxy Summary

Proposals to be Voted On

Proposal	Board Recommendation
Proposal 1 - Election of Directors. Information regarding each nominee can be found beginning on page 10.	The Board of Directors recommends a vote “FOR” each of the nominees for Director.

Proposal 2 - Approval of the Northfield Bancorp, Inc. 2019 Equity Incentive Plan. Information regarding the Equity Incentive Plan can be found beginning on page 44.	The Board of Directors recommends a vote “FOR” approval of the Northfield Bancorp, Inc. 2019 Equity Incentive Plan.

Proposal 3 - Advisory non-binding resolution to approve executive compensation. Information regarding our executive compensation can be found beginning on page 24.	The Board of Directors recommends a vote “FOR” the approval of the advisory, non-binding resolution, to approve the executive compensation described in this Proxy Statement.

Proposal 4 - Advisory, non-binding proposal with respect to the frequency that stockholders will vote on executive compensation. Information regarding frequency of Say-on-Pay votes, can be found beginning on page 53.
The Board of Directors recommends a vote for the approval of a “ONE-YEAR” frequency for a stockholder vote on our executive compensation.

Proposal 5 - Ratification of the appointment of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2019. Information regarding fees and services of KPMG LLP can be found on page 54.
The Board of Directors recommends a vote “FOR” the ratification of KPMG LLP as the Company’s independent registered public accounting firm.

Nominees for Director

Name	Age	Director Since	Independent	Committees
Gil Chapman	65	2005	✔	Audit, Nominating and Corporate Governance, Risk
Steven M. Klein	53	2013	CEO	None
Frank P. Patafio	58	2013	✔	Audit, Loan, Risk
Paul V. Stahlin	66	2019	✔	Audit

Corporate Governance Highlights

•      Greater than 80% of directors are independent
        in accordance with NASDAQ Stock Market
        rules.
•      Independent directors comprise 100% of our
        Nominating and Corporate Governance,
        Compensation, and Audit Committees.

•      Robust stock ownership requirements for
        Directors and Executive Officers.
•      Risk Committee responsibility for enterprise-
        wide risk oversight and determining that
        significant risks are monitored by the Board or
        a Board committee.

Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting	[1]

• Separation of Chairman and CEO roles. • Lead Independent Director. • Diverse and experienced Board of Directors.	• Social and environmental commitment. • Prohibition against hedging and borrowing against Company stock.

Executive Compensation Overview

•      Executive compensation program focused on
        performance and risk management.
•      Executive compensation comprises a balance
        of short-term and long-term, fixed and variable,
        and cash and equity elements focused on the
        Company’s strategic objectives.
•      Independent and experienced consultant
        engaged directly by the Compensation
        Committee.
•      Compensation Committee obtains independent
        benchmarking of Director and executive
        compensation.
•      Executive compensation targeted at 50th
        percentile, with adjustments made for
        experience and performance.

•      Strong historical stockholder support of
        executive compensation (94% in 2018).
•      Timely feedback from stockholders - Company
        supports annual “say-on-pay” vote.
•      Conservative CEO Pay ratio of 19 to 1 in 2018.
•      Limited use of employment/change-in-control
        contracts, with “double-triggers” and no
        “evergreen” or “gross-up” provisions. Payment
        formulas exclude retirement contributions and
        perquisites, and limit health and welfare
        benefits to 18 months.
•      Clawback requirements contained in incentive
        compensation plans and Board-adopted policies
        for both cash and equity compensation.

ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Northfield Bancorp, Inc. to be used at the 2019 Annual Meeting of Stockholders of Northfield Bancorp, Inc., which will be held at the administrative offices of Northfield Bank, located at 581 Main Street, Suite 810, Woodbridge, New Jersey, 07095, at 10:00 a.m., local time, on May 22, 2019, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being made available to stockholders on or about April 9, 2019.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of our Board of Directors will be voted in accordance with the directions given thereon. You may vote by using the Internet or telephone or by signing, dating, and returning your Proxy Card or voting instruction form to Northfield Bancorp, Inc., if you requested and received a paper copy of the Proxy Statement. Unrevoked proxies we receive that are signed and dated, but contain no instructions for voting, will be voted “FOR” Proposals 1, 2, 3, and 5, and for the “1 year” option on Proposal 4, as set forth in this Proxy Statement.

Proxies may be revoked by sending written notice of revocation to the Corporate Secretary of Northfield Bancorp, Inc., M. Eileen Bergin, at the address shown above, or by returning a duly executed proxy bearing a later date by mail as described on your Proxy Card. The presence at the Annual Meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Corporate Secretary prior to the voting of such proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Holders of record of our shares of common stock, par value $0.01 per share, as of the close of business on March 26, 2019, are entitled to one vote for each share then held. As of March 26, 2019, there were 49,773,685 shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and

[2]	Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting

broker non-votes will be counted for purposes of determining that a quorum is present. A list of such stockholders will be available for inspection at 581 Main Street, Suite 810, Woodbridge, New Jersey 07095 for 10 days prior to the Annual Meeting. The list also will be available for inspection at the Annual Meeting.

As to the election of directors, a stockholder may: vote FOR all nominees proposed by the Board; vote to WITHHOLD for all nominees; or vote FOR ALL EXCEPT one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld.

As to the approval of the Northfield Bancorp, Inc. 2019 Equity Incentive Plan, a stockholder may: (i) vote FOR the approval; (ii) vote AGAINST the approval; or (iii) ABSTAIN from voting on such approval. The affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes, or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required for the approval of the Northfield Bancorp, Inc. 2019 Equity Incentive Plan.

As to the advisory, non-binding resolution to approve our executive compensation as described in this Proxy Statement, a stockholder may: (i) vote “FOR” the resolution; (ii) vote “AGAINST” the resolution; or (iii) “ABSTAIN” from voting on the resolution. The affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes, or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required for the approval of this non-binding resolution. While this vote is required by law, it will neither be binding on Northfield Bancorp, Inc. or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on Northfield Bancorp, Inc. or the Board of Directors.

As to the advisory, non-binding proposal with respect to the frequency that stockholders will vote on our executive compensation, a stockholder may select that stockholders: (i) consider the proposal every “1 YEAR”; (ii) consider the proposal every “2 YEARS”; (iii) consider the proposal every “3 YEARS”; or (iv) “ABSTAIN” from voting on the proposal. Generally, approval of any matter presented to stockholders requires the affirmative vote of a majority of the votes cast. However, because this vote is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by Northfield Bancorp Inc.’s stockholders. Even though this vote will neither be binding on Northfield Bancorp, Inc. or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on Northfield Bancorp, Inc. or the Board of Directors, the Board of Directors will take into account the outcome of this vote in making a determination on the frequency that advisory votes on executive compensation will be included in our proxy statements.

As to the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2019, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification. The affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes, or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required for the ratification of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2019.

Persons and groups who beneficially own in excess of 5% of our shares of common stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”) regarding such ownership pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”). The following table sets forth, as of March 26, 2019, the shares of our common stock beneficially owned by each person known to us who was the beneficial owner of more than 5% of the outstanding shares of common stock.

Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting	[3]

Under the Company’s Certificate of Incorporation, subject to certain exceptions, record owners of the Company’s common stock that is beneficially owned by a person who beneficially owns in excess of 10% of the outstanding shares are not entitled to vote any of the shares held in excess of the 10% limit.

Name and Address of Beneficial Owner(s)	Amount of Shares Owned and Nature of Beneficial Ownership(1)		Percent of Shares of Common Stock Outstanding
Northfield Bank Employee Stock Ownership Plan Trust 2 Enterprise Drive, Suite 408 Shelton, CT 06484	3,599,333		7.2%

Blackrock, Inc. 55 East 52nd Street New York, NY 10055	6,854,569	(2)	13.8%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	4,640,354	(3)	9.3%

Dimensional Fund Advisors, LP Building One 6300 Bee Cave Road Austin, TX 78746	3,728,431	(4)	7.5%
(1)	In accordance with Rule 13d-3 under the Exchange Act, a person or entity is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if they have shared voting or investment power with respect to such security, or a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.
(2)	This information is based on Schedule 13G/A filed with the Securities Exchange Commission on January 31, 2019.
(3)	This information is based on Schedule 13G/A filed with the Securities Exchange Commission on February 11, 2019.
(4)	This information is based on Schedule 13G/A filed with the Securities Exchange Commission on February 8, 2019.

[4]	Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting

CORPORATE GOVERNANCE AND BOARD MATTERS

Board of Directors, Leadership Structure, Role in Risk Oversight, Meetings and Standing Committees

Board of Directors. There are currently 11 members of the Board of Directors:

John W. Alexander	Timothy C. Harrison	Frank P. Patafio
Annette Catino	Karen J. Kessler	Patrick L. Ryan
Gil Chapman	Steven M. Klein	Patrick E. Scura, Jr.
John P. Connors, Jr.		Paul V. Stahlin

The Board of Directors affirmatively determines the independence of each director in accordance with NASDAQ Stock Market rules, which include all elements of independence as set forth in the listing requirements for NASDAQ securities. The Board of Directors has determined that each of the above directors, other than John W. Alexander and Steven M. Klein, meets the independence standards to serve on the Board of Directors. In addition, the Board of Directors has determined that all of the above directors, other than John W. Alexander and Steven M. Klein, qualify to serve on the Audit Committee and the Compensation Committee pursuant to additional applicable independence requirements and guidelines of NASDAQ and the rules and regulations of the SEC. The Board of Directors has also determined that directors Catino, Chapman, Patafio, Scura, and Stahlin each meet the qualifications to serve as an “audit committee financial expert” as that term is used in the rules and regulations of the SEC. The Board of Directors has designated Audit Committee members Catino, Chapman, Patafio, Scura, and Stahlin as “audit committee financial experts.”

Leadership Structure. The Nominating and Corporate Governance Committee and the Board of Directors periodically review the functioning of the Board, including an assessment of its effectiveness, and the ability of directors to identify and discuss topics of relevant interest or concern. The Board of Directors believes that it should maintain the flexibility to select the Chairman, and its Board leadership structure, based upon the Board’s operating needs and its assessment of what is in the best interest of the Company and its stockholders. Currently, the offices of the Chairman of the Board and the Chief Executive Officer are separate, with Mr. Alexander serving as Chairman and Mr. Klein serving as Chief Executive Officer.

The Board of Directors also recognizes the importance of strong independent leadership on the Board. Accordingly, in addition to the Board maintaining a majority of independent directors and independent Nominating and Corporate Governance, Compensation, and Audit Committees, the Board also has designated the position of Lead Independent Director. The Board of Directors believes that the Lead Independent Director structure provides additional independent leadership, oversight, and benefits for the Company and the Board in addition to that of a non-executive Chairman. Our Corporate Governance Principles provide that a majority of the independent directors appoint the Lead Independent Director. The Lead Independent Director serves for a two-year term or until such time that a successor has been appointed. Currently, John P. Connors, Jr. serves as the Board’s Lead Independent Director. The independent directors also have approved a Lead Independent Director Charter delineating the role and responsibilities of the Lead Independent Director, which include the following:

•	promote open and effective communications among the Chairman of the Board and independent members of the Board and in conjunction with the Chairman, management of the Company, including, in particular, the Chief Executive Officer. The role of the Lead Director also is to facilitate and promote the Board’s strength and independence;
•	convene and chair executive sessions of the independent directors at least twice annually, and other meetings as may be necessary from time to time and, as appropriate, provide prompt feedback to the Chairman of the Board and the Chief Executive Officer;
•	coordinate and develop the agenda for executive sessions of independent directors;
•	coordinate ongoing feedback to the Chairman of the Board and the Chief Executive Officer on behalf of independent directors regarding business issues and management;

Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting	[5]

•	coordinate and develop with the Chairman of the Board the agendas for meetings of the Board and informational needs associated with those agendas and presentations;
•	identify and develop with the Chairman of the Board and the Nominating and Corporate Governance Committee, the Board’s compositional needs and criteria for director candidates;
•	coordinate with legal counsel, responses to questions and/or concerns from stockholders or other interested parties that were communicated or addressed to the Company’s independent directors; and
•	perform such other duties as may be necessary for the Board to fulfill its responsibilities or as may be requested by the Board as a whole, by the non-management directors, or by the Chairman of the Board.

Role in Risk Oversight. The Board of Directors fulfills its risk oversight role primarily through its Risk Committee, and its other standing committees. The Risk Committee has responsibility for enterprise-wide risk oversight and determining that significant risks of the Company are monitored by the Board of Directors or one of its standing committees. In addition, the Risk Committee (or a committee with oversight responsibility for such risks) reviews new products and services proposed to be implemented by management to determine that appropriate risk identification has occurred; controls are considered to mitigate identified risks to an acceptable level; and significant risks are monitored by one of the Board’s standing committees.

Each Board committee and its chair works with the Chief Risk Officer and other members of management in overseeing its assigned risks. Each committee receives reports and information regarding relevant risks directly from management and the Chief Risk Officer. Each Board committee is responsible for oversight of specific risks, including those outlined in the committee’s charter. In addition, director committee assignments are made with the intention of having directors serve on multiple committees to foster communications and synergies among committees, while reducing redundancies and inefficiencies.

The Board periodically receives reports and information about the Company’s enterprise-wide risk management program directly from the Risk Committee and members of management, including the Chief Risk Officer. Committee chairs make periodic reports to the Board of Directors regarding significant activities and actions of their committee, including activities related to risk monitoring and oversight. The reports are discussed and accepted by the Board of Directors, with specific approvals provided for certain actions of the committees.

Related to employee compensation programs of the Company, the Compensation Committee meets periodically, but not less than annually, with the Company’s Chief Risk Officer, Chief Audit Executive, the Director of Human Resources, and the Chief Executive Officer to review the Chief Risk Officer’s risk assessment of the Company’s compensation programs (including cash incentive compensation programs administered by management) for all of the Company’s employee levels. The objective of the review is to ensure that the compensation programs do not encourage behaviors that expose the Company to unacceptable types and levels of risk in relation to its business model.

For executive officers, the Compensation Committee evaluates the balance of compensation elements between cash and equity, fixed versus variable, and long-term versus short-term. The evaluation considers, among other things, the level of potential cash incentive compensation as compared to base salary, the focus of individual goals, weighting, appropriateness of clawbacks, and the balance of such goals, as well as internal controls in place to mitigate possible high-risk behaviors.

The Compensation Committee receives a report from management on all other compensation programs maintained by the Company. The report includes, among other things, the parameters for potential cash incentive compensation as compared to base salary, the focus of goals, appropriateness of clawbacks, and the balance of such goals, as well as internal controls in place to mitigate possible high-risk behaviors.

Based upon this risk assessment, the Compensation Committee concluded that the compensation programs (including cash incentive compensation) for all employee levels were based on balanced performance metrics that were reasonable in relation to base salary, and promoted disciplined progress towards longer-term strategic objectives.

The Compensation Committee also concluded, among other things, that the compensation programs did not motivate improper risk taking, and are not reasonably likely to have a material adverse effect on the Company. The Company will continue to conduct risk assessments and will review compensation processes in light of changing circumstances, including new and emerging regulations or market practices.

[6]	Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting

Meetings. The business of Northfield Bancorp, Inc. is conducted at regular and special meetings of the Board and its standing committees. The Board and its standing committees generally conduct their meetings in person, but as appropriate, may meet telephonically or act by unanimous written consent. During the year ended December 31, 2018, the Board of Directors held 11 meetings. Independent directors meet in executive sessions no less than twice a year.

No member of the Board or any committee thereof participated in fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which she or he has been a director); and (ii) the total number of meetings held by all committees of the Board on which she or he served (during the periods that she or he served).

Standing Committees. The Company has six standing committees of the Board consisting of Nominating and Corporate Governance, Audit, Compensation, Risk, Loan, and Compliance and Information Technology (IT).

The duties and responsibilities of the Board’s standing committees are as follows:

The Nominating and Corporate Governance Committee consists of Directors Connors, who serves as Chairman, Catino, Chapman, and Scura. Our Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our website at www.eNorthfield.com. The Nominating and Corporate Governance Committee met four times during the year ended December 31, 2018.

The duties and responsibilities of the Nominating and Corporate Governance Committee include assisting the Board of Directors in implementing policies and practices related to corporate governance, including:

•	reviewing and monitoring our compliance with our Corporate Governance Principles, Code of Conduct and Ethics for Employees, Officers and Directors, and Code of Conduct and Ethics for Senior Financial Officers;
•	periodically evaluating the size, composition, and independence of the Board of Directors and its committees, including applicable NASDAQ listing standards, for independence;
•	evaluating individuals to be considered for Board service;
•	recommending director nominees to the Board;
•	overseeing the process to assess Board and committee effectiveness;
•	making recommendations to the Board with respect to committee assignments;
•	in consultation with the Compensation Committee, reviewing and recommending director compensation; and
•	monitoring compliance with director and executive stock ownership guidelines.

The Audit Committee consists of Directors Patafio, who serves as Chairman, Catino, Chapman, Scura, and Stahlin. Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.eNorthfield.com. The Audit Committee met 11 times during the year ended December 31, 2018.

The duties and responsibilities of the Audit Committee include:

•	monitoring and overseeing the integrity of our accounting and financial reporting process, audits, financial statements and systems of internal controls;
•	monitoring and overseeing the independence and performance of our external auditors, internal auditors, and outsourced internal audit consultants;
•	facilitating communication among the external auditors, management, internal auditors, and the outsourced internal audit consultants; and
•	maintaining oversight of the external and internal auditors, including the appointment, compensation, retention and, when considered necessary, the dismissal of the external auditors and the Chief Audit Executive.

The Compensation Committee consists of directors Scura, who serves as Chairman, Catino, Connors, and Harrison. Our Board of Directors has adopted a written charter for the Compensation Committee, which is available on our website at www.eNorthfield.com. The Compensation Committee met eight times during the year ended December 31, 2018.

Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting	[7]

The duties and responsibilities of the Compensation Committee include:

•	reviewing, evaluating and recommending objectives relevant to the Chief Executive Officer’s compensation; evaluating the Chief Executive Officer’s performance relative to established goals; and reviewing, evaluating and recommending to the Board the Chief Executive Officer’s compensation, including amounts available for awards under incentive cash plans and equity-based plans;
•	reviewing, evaluating and recommending, in consultation with the Chief Executive Officer, goals relevant to the compensation of other executive officers; reviewing such officers’ performance in light of these goals and recommending to the Board such officers’ compensation, including amounts available for awards under cash incentive plans and equity-based plans, based on this evaluation;
•	reviewing the Company’s compensation practices and the relationship among risk, risk management, and compensation in light of the Company’s objectives, including its safety and soundness and the avoidance of practices that would encourage excessive risk;
•	establishing and administering our equity-based compensation plans, and incentive cash compensation program for executive management;
•	reviewing, evaluating, and recommending in consultation with the Nominating and Corporate Governance Committee, the compensation to be paid to our directors and to directors of our affiliates for their service on the Board;
•	reviewing, evaluating and recommending succession planning and development for executive officers;
•	appointing the named fiduciaries and the plan administrator for employee benefit plans subject to Employee Retirement Information Security Act; approving the compensation for any named fiduciary who is not an employee; and receiving reports from and overseeing the named fiduciaries;
•	reviewing, evaluating, and recommending the terms of employment and severance agreements and arrangements for executive management, including any change of control and indemnification provisions, as well as other compensatory arrangements and perquisite programs for executive management;
•	reviewing and approving changes in our tax-qualified benefit plans that result in material changes in costs or the benefit levels provided and changes in a plan’s trustee, administrator, or service provider;
•	reviewing the compensation discussion and analysis included in the proxy statements of the Company, and approving the related Compensation Committee Report; and
•	reviewing and evaluating annually the independence of Compensation Committee consultants and legal advisors.

The Risk Committee’s duties and responsibilities include monitoring the Company’s enterprise-wide risk management program as well as reviewing and monitoring concentration risk, interest rate and liquidity risks, strategic planning, capital deployment, annual budgeting processes, and asset quality (excluding loans). The Risk Committee met four times during the year ended December 31, 2018.

The Loan Committee’s duties and responsibilities include annually reviewing and recommending for approval all of the Company’s policies related to lending; approving or rejecting loans meeting certain criteria as described in loan policies; and monitoring loan quality, including loan concentration levels. The Loan Committee met 26 times during the year ended December 31, 2018.

The Compliance and IT Committee’s duties and responsibilities include overseeing the Company’s Bank Secrecy Act/Anti-Money Laundering and Consumer Compliance Programs, assessing the adequacy of consumer compliance controls and internal consumer compliance monitoring, and oversight of compliance with the Community Reinvestment Act. The Committee also provides oversight of information technology and information security policies, planning, and risk management. The Compliance and IT Committee met seven times during the year ended December 31, 2018.

[8]	Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting

Director and Director Nominee Evaluation Process

The Nominating and Corporate Governance Committee evaluates our current business and strategic plan to determine both the number of directors and qualifications necessary to properly execute upon the Board’s oversight role. The Committee considers, among other things, the annual self-assessment performance results of the Board and its committees, the contributions of each Board member, published board composition survey data, and other relevant information. The Committee may consult with its outside corporate and securities counsel, who are expert in corporate governance, as part of this process.

The Nominating and Corporate Governance Committee generally seeks to identify individuals who satisfy the following criteria:

•	have the highest personal and professional ethics and integrity and whose values are compatible with our values;
•	have experience and achievements that have given them the ability to exercise and develop good business judgment;
•	have a willingness to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;
•	have an understanding of and commitment to the markets in which we operate;
•	are involved in other activities or interests that do not create a conflict with their responsibilities to the Company and its stockholders; and
•	have the capacity and desire to represent the balanced, best interests of our stockholders as a group, and not primarily a special interest group or constituency.

Specific characteristics that are highly valued by the Committee include relevant and timely experience (both professional and life experiences), commitment to ongoing training and personal development, and ability to promote the interests of the Company, which may include involvement in local business, community, and industry groups. The Committee recognizes that each director, and director nominee, is unique and that desired characteristics will be demonstrated at different levels by each individual. The Committee also considers the ability of individuals to work as part of a team to support the strategic initiatives of the Company and whether a candidate satisfies the criteria for “independence” under the NASDAQ corporate governance listing standards and other applicable standards.

The Committee does not have a formal policy or specific guidelines regarding diversity among Board members, and generally views and values diversity from the perspective of professional and life experiences, as well as geographic location, representative of the markets in which we do business. The Committee recognizes that diversity in professional and life experiences may include consideration of gender, race, or national origin, in identifying individuals who possess the qualifications that the Committee believes are important to be represented on the Board.

The Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board possessing skills and experience that are relevant to the current business and strategic direction of the Company, and who are willing to continue in service, are first considered for re-nomination. The Committee evaluates the value of proven performance and continuity of service by existing members of the Board compared to that of obtaining a new perspective. In addition, the Nominating and Corporate Governance Committee is authorized by its charter to engage a third party to assist in identifying director nominees, if it so chooses.

The following details include for each of the director nominees, and directors continuing in office: their name; age as of December 31, 2018; year in which they first became a director of the Company; year that their term expires; and their business experience for at least the past five years. None of the directors listed below currently serves as a director, or served as a director during the past five years, of a publicly-held entity (other than the Company), with the exception of Mr. Klein who serves on the board of directors of Middlesex Water Company, which is traded on the NASDAQ Stock Market, under the symbol “MSEX.” The following also includes the particular experience, qualifications, attributes, or skills considered by the Nominating and Corporate Governance Committee that led the Board to conclude that such person should serve as a director of the Company.

Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting	[9]

DIRECTOR NOMINEES:

Gil Chapman

Age: 65 Director since: 2005 Nominee for term expiring in 2022
Business Experience:
Mr. Chapman has over 25 years of business experience, most recently owning and operating an automobile dealership in Staten Island, New York.

Reasons why this person should serve as a director:
Mr. Chapman has strong marketing, sales, and customer service assessment skills. Mr. Chapman has significant experience in employee development, training, and business management. Mr. Chapman also has extensive experience in actively supervising financial personnel while operating his automobile business and has the requisite qualifications to be designated as an audit committee financial expert under the SEC’s rules and regulations. Mr. Chapman is a National Association of Corporate Directors (NACD) Board Leadership Fellow, which is the highest designation of credentials attainable from the NACD. Mr. Chapman is also a board member of the Westfield Foundation of Westfield, New Jersey.

Steven M. Klein

Age: 53 Director since: 2013 Nominee for term expiring in 2022
Business Experience:
Mr. Klein joined the Company in 2005 as Chief Financial Officer. He was named Chief Operating Officer in 2011 and President in 2013, and retained the title of Chief Operating Officer. Effective November 1, 2017, Mr. Klein was appointed Chief Executive Officer.

Reasons why this person should serve as a director:
Mr. Klein is a registered Certified Public Accountant, with strong analytical and leadership skills. Mr. Klein has over 30 years experience in banking and financial reporting, including SEC reporting. He is involved in state and national professional organizations including as a Director of the New Jersey Bankers Association, and member of the New York Bankers Association, the American Bankers Association, the American Institute of Certified Public Accountants, and the New Jersey Society of Certified Public Accountants. Mr. Klein is a former audit partner with a national accounting and auditing firm, specializing in community banks. Mr. Klein is a Director of the Northfield Bank Foundation, the Middlesex Water Company, and the Staten Island Economic Development Corp., and a Trustee of Richmond University Medical Center.

[10]	Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting

Frank P. Patafio

Age: 58 Director since: 2013 Nominee for term expiring in 2022
Business Experience:
Mr. Patafio serves as Senior Executive Vice President, Head of Investments, and portfolio manager at RXR Realty, New York, New York. From 1999 until 2009, Mr. Patafio was a partner and Chief Financial Officer of The Praedium Group, New York, New York. In addition, Mr. Patafio is a principal in FJKP, LLC, and affiliated partnerships, which develop residential homes and own rental properties.

Reasons why this person should serve as a director:
Mr. Patafio has extensive knowledge and experience in real estate development and operations in the New York City marketplace and is a licensed Certified Public Accountant. Mr. Patafio has the requisite qualifications to be designated as an audit committee financial expert under the SEC’s rules and regulations. Mr. Patafio possesses strong risk assessment skills in real estate investment, operations, and financing. Mr. Patafio is a director of the Northfield Bank Foundation, and serves on the Northwell Health System Staten Island Regional Executive Council.

Paul V. Stahlin

Age: 66 Director since: January 7, 2019 Nominee for term expiring in 2022
Business Experience:
Mr. Stahlin serves on the Board of Directors of Miami International Holdings, Inc., the parent company of MIAX Options Exchange. He was employed by Fulton Financial Corporation as Chief Executive Officer and/or President of its banking affiliates, including Somerset Valley Bank, Skylands Community Bank, and most recently as Regional President of Fulton Bank of New Jersey.

Reasons why this person should serve as a director:
In addition to his banking industry knowledge and experience, Mr. Stahlin has served on the Board of Directors of the Association of International Certified Professional Accountants and the Executive Committee and Board of the Chartered Institute of Management Accountants. He is Vice Chairman of the Board of Robert Wood Johnson University Hospital and serves on the Board of RWJ Barnabas Health, Inc. Mr. Stahlin is a licensed Certified Public Accountant and serves on the Governing Council of the American Institute of Certified Public Accountants as a former Chairman of the Board. Mr. Stahlin has the requisite qualifications to be designated as an audit committee financial expert under the SEC’s rules and regulations.

Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting	[11]

DIRECTORS CONTINUING IN OFFICE:

John W. Alexander

Age: 69 Director since: 1997 Term expires in 2020
Business Experience:
Mr. Alexander joined Northfield Bank in 1997, and has served as its Chairman of the Board since 1998, and Chairman of the Board of Northfield Bancorp, Inc. since 2002. Mr. Alexander previously served as Chief Executive Officer of Northfield Bank and Northfield Bancorp, Inc. from 1998 until his retirement in October 2017, and as President from 2006 through 2013.

Reasons why this person should serve as a director:
In addition to his banking industry knowledge, Mr. Alexander has strong analytical and leadership skills and over the years has been involved with state and national professional organizations including having served as a director of the New York Bankers Association and the New Jersey Bankers Association. He is a former partner with two national accounting and auditing firms, and specialized in bank taxation and asset securitization and previously Mr. Alexander served as a director of the American Bankers Mutual Insurance Company. Mr. Alexander is a director of the Northfield Bank Foundation and a past director of the Northwell Health System and Staten Island University Hospital, the Staten Island Economic Development Corporation, and Snug Harbor Cultural Center and Botanical Garden.

[12]	Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting

Annette Catino

Age: 62 Director since: 2003 Term expires in 2020
Business Experience:
Ms. Catino is a nationally recognized healthcare executive and entrepreneur. She launched QualCare Alliance networks in 1991 and served as President and Chief Executive Officer through the sale and transition to Cigna (NYSE: CI), a global health service company, concluding her service in April 2017. Ms. Catino speaks throughout the country on topics of leadership, the future of healthcare policy, women in the workplace, and entrepreneurship. Ms. Catino currently provides strategic advisory services to the health care industry as an independent consultant.

Reasons why this person should serve as a director:
Ms. Catino has over 40 years of business experience in leadership in the healthcare and insurance industry and has worked extensively with large employers, municipal and state governmental entities. Ms. Catino has the requisite qualifications to be designated as an audit committee financial expert under the SEC’s rules and regulations. Ms. Catino is involved in community organizations including the Boards of the Val Skinner Foundation and the Desert Mountain Club. She served on New Jersey Governor Christie’s transition committee on healthcare and in December, 2014, was appointed by Governor Christie to serve on University Hospital’s Board of Directors and chaired the Audit Committee, until her resignation in September 2018. University Hospital is an authority of the State of New Jersey and complies with Governmental Accounting Standards Board guidance and standards. Ms. Catino was named Ernst & Young’s Entrepreneur of the Year in New Jersey and was also recognized as a National Finalist in the 2013 Ernst & Young Strategic Growth Forum. In 2014 she was named by NJBIZ as one of the 100 Most Powerful People in New Jersey, as well as one of the 50 Most Powerful People in New Jersey Health Care. In addition, she was named by New Jersey Monthly as one of the top 25 Leading Women Entrepreneurs in New Jersey. She also serves on several boards: as Chairman of the Board of Pure Inventions, LLC, a privately held company that manufactures and distributes liquid, dietary supplements in the spa, wellness, and natural food markets; K-16 Solutions, an educational technology start-up company; and Claros Analytics, a software company serving the actuary and health benefits consulting industry.

Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting	[13]

John P. Connors, Jr.

Age: 62 Director since: 2002 Term expires in 2020
Business Experience:
Mr. Connors is the managing partner of the law firm of Connors & Connors, P.C., located in Staten Island, New York.

Reasons why this person should serve as a director:
Mr. Connors has over 30 years of business experience as a practicing attorney. Mr. Connors is admitted to practice in the state and federal courts of New York and New Jersey and the District of Columbia. Mr. Connors is the immediate past Chair of the Grievance Committee for the Second, Eleventh, and Thirteenth Judicial Districts, covering Brooklyn, Queens, and Staten Island. He is Past Chair of the New York State Bar Association Trial Section and Past President of the Richmond County Bar Association. He represents Fortune 500 corporations and the Archdiocese of New York. Mr. Connors has strong risk management skills and in-depth knowledge of contract and professional liability law related to key areas of the Company’s operations. Mr. Connors also has knowledge of and relationships with many of the residents and businesses located in Staten Island, New York. Mr. Connors is involved in local professional and community organizations including the Richmond County and New York State Bar Associations. He is a Trustee of Notre Dame Academy, a director of the Snug Harbor Cultural Center and the Northfield Bank Foundation, and a member of the External Advisory Committee of the Georgetown University Alumni and Student Credit Union.

Timothy C. Harrison

Age: 61 Director since: 2013 Term expires in 2021
Business Experience:
Mr. Harrison is a principal of TCH Realty & Development Co., LLC, and affiliated partnerships, which develop retail and office projects. Mr. Harrison is a licensed attorney in the State of New York and the Commonwealth of Pennsylvania.

Reasons why this person should serve as a director:
Mr. Harrison has extensive knowledge of real estate development and real estate law and possesses strong risk assessment and leadership skills. Mr. Harrison is involved in local professional and community organizations, including Project Hospitality in Staten Island, New York, where he is currently Second Vice Chair, and as a director and Chairman of the Northfield Bank Foundation. He also serves on the Board of Trustees and as President of the Board of Staten Island Academy and is Chairman of the Board of Visitors of the Nelson A. Rockefeller Center for Public Policy and the Social Sciences at Dartmouth College.

[14]	Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting

Karen J. Kessler

Age: 62 Director since: 2013 Term expires in 2021
Business Experience:
Ms. Kessler is President of Evergreen Partners, Inc. and has over 25 years of experience in the public relations industry, specializing in reputation management and communication counseling for both public and private corporations, large educational institutions and leading not-for-profits.

Reasons why this person should serve as a director:
Ms. Kessler has extensive experience as a leader in the public relations/crisis communication industry. She is an annual NJBIZ Power 100 recipient, a 2018 ROI-NJ Power List Influencer, and frequent speaker on the topics of corporate and board best practices, corporate reputation, and women in leadership. Her commentary and interviews have appeared in the Wall Street Journal, the New York Times, the Washington Post, the Star Ledger, and on CNN, MSNBC, and Inside Edition, among others.

Ms. Kessler currently chairs the Institute for Ethical Leadership at Rutgers University Business School, is a member of the NJ Advisory Committee on Judicial Conduct, a Visiting Fellow at the Rutgers Eagleton Institute of Politics, and a Director of Cinram Group, Inc. Previously, Ms. Kessler chaired the Board of AllSpire Health Partners, the nation’s largest health consortium, and Atlantic Health System. Ms. Kessler possesses strong skills in risk management, communication, economics, governance, and leadership.

Patrick L. Ryan

Age: 69 Director since: 2016 Term expires in 2021
Business Experience:
Mr. Ryan has over 20 years of community banking experience in Central New Jersey and was the founder and chairman of Hopewell Valley Community Bank of Pennington, New Jersey, from its founding until it merged with Northfield Bank in January, 2016.

Reasons why this person should serve as a director:
In addition to his community banking experience, Mr. Ryan had another business career in Central New Jersey serving as the Executive Vice President of Ritchie & Page Distributing for 15 years. He is a graduate of the University of Virginia (UVA) and the UVA School of Law. Further he practiced law, served as a federal criminal investigator, was the general manager of a specialty aluminum construction company and is a retired Major in the U.S. Army Reserve, Military Police Corps. Over his career Mr. Ryan has held numerous positions in various civic, charitable, and community organizations. He is currently President of the New Jersey Clean Communities Council, Treasurer of the Princeton Chamber of Commerce Foundation, and Chairman Emeritus of the Princeton Regional Chamber of Commerce.

Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting	[15]

Patrick E. Scura, Jr.

Age: 74 Director since: 2006 Term expires in 2020
Business Experience:
Mr. Scura was an audit partner with a national accounting and auditing firm for 27 years.

Reasons why this person should serve as a director:
Mr. Scura is a former audit partner with a national accounting and auditing firm, specializing in community banking, and has over 35 years experience auditing public company financial institutions. Mr. Scura is a licensed Certified Public Accountant, and has strong risk assessment, financial reporting, and internal control expertise. Mr. Scura has the requisite qualifications to be designated as an audit committee financial expert under the SEC’s rules and regulations. Mr. Scura also has extensive knowledge of and relationships with community banks in our market area. Mr. Scura is involved in local professional and community organizations including St. Peter’s University and the American Institute of Certified Public Accountants.

[16]	Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting

Director Compensation

Every three years, director compensation is reviewed in detail by the Compensation Committee, in consultation with the Nominating and Corporate Governance Committee. The Compensation Committee considers, among other things, the size and complexity of the Company, as well as the responsibilities, marketplace availability of necessary skill sets, and the time commitment necessary for the Board, its committees, and its committee chairs, to adequately discharge their oversight roles and responsibilities. The Compensation Committee utilizes the assistance of an independent, third-party compensation consultant, Pearl Meyer & Partners, LLC (Pearl Meyer), and available peer and survey data, regarding director compensation at other comparable financial institutions, as part of this process. For interim years between detailed reviews, the Compensation Committee reviews current market conditions and trends in director compensation in consultation with its independent third-party compensation consultant. In 2016, the Compensation Committee performed its triennial detailed review of director compensation. In 2018, the Compensation Committee reviewed current market conditions and trends in director compensation with Pearl Meyer and based on this review, in consultation with the Nominating and Corporate Governance Committee, made a recommendation to the Board that fees for board and committee participation, as well as fees for committee chairmanship, should remain unchanged, with the exception of Mr. Alexander. On November 28, 2018, the independent directors approved an annual retainer in the amount of $40,000 payable to Mr. Alexander as Chairman of the Board, in addition to his directors’ fees.

The following table sets forth the director and committee fee structure for the Board and its standing committees (all of which are paid in cash) as of December 31, 2018. Directors who are also employees of the Company receive no additional compensation for service as a director. Attendance fees, and one-fourth of any annual fee, are paid in arrears on a quarterly basis, unless a director elects to have such fees or a portion thereof, deferred under our nonqualified deferred compensation plan, described below.

	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Annual Fee-Chair	$40,000	$26,000	$10,000	$8,000
Annual Fee-Members	54,000	$13,000	—	—
Per Meeting Fee	—	—	$1,100	$1,100

Members of other committees of the Board receive a $1,100 per meeting attendance fee and chairs of such committees receive an annual committee chair fee of $8,000. In addition, the Lead Director of the Company receives an annual fee of $8,000.

The Company also pays directly or reimburses directors for normal, customary, and necessary business expenses, which include computer tablets to access board meeting materials, relevant professional memberships, and costs associated with participation in professional training seminars occurring primarily in the Company’s local market area.

The following table sets forth for the year ended December 31, 2018, certain information as to the total remuneration we paid or that was earned by our directors. Mr. Alexander earned compensation as an advisory consultant to the Chief Executive Officer through October 31, 2018. Mr. Klein does not receive separate compensation for his service as a director.

Name	Fees earned or paid in cash ($)(1)	All other compensation ($)(2)	Total ($)
John W. Alexander	68,200	134,066	202,266
Annette Catino	79,100	10,095	89,195
Gil Chapman	84,900	10,095	94,995
John P. Connors, Jr.	89,800	10,095	99,895
Timothy C. Harrison	93,900	10,095	103,995
Karen J. Kessler	89,500	10,095	99,595
Frank P. Patafio	103,100	10,095	113,195
Patrick L. Ryan	82,600	3,230	85,830
Patrick E. Scura, Jr.	89,100	10,095	99,195

Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting	[17]

(1)	Includes retainer payments, meeting fees, and committee and/or chairmanship fees earned during the calendar year, whether the director received payment of such amounts or elected to defer them.
(2)	All other compensation consists solely of dividends paid upon the vesting of restricted stock awards that were withheld while the restricted stock awards were unvested except with respect to John W. Alexander, whose amount also includes $104,167 of fees paid to him under a transition consulting agreement entered into October 6, 2017.

The following table sets forth certain information regarding stock awards and stock options outstanding at December 31, 2018, for non-employee directors:

Outstanding Director Equity Awards at Fiscal Year-End
	Option Awards					Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (exercisable) (#)	Number of securities underlying unexercised options (unexercisable) (#)	Option exercise price ($)	Option expiration date(1)	Number of shares or units of stock that have not vested (#)
John W. Alexander	6/11/14	265,056	15,000	13.13	6/11/24	6,000
	5/27/15	113,003	12,800	14.76	5/27/25	5,000
Annette Catino	6/11/14	60,000	15,000	13.13	6/11/24	6,000
	5/27/15	19,200	12,800	14.76	5/27/25	5,000
Gil Chapman	6/11/14	60,000	15,000	13.13	6/11/24	6,000
	5/27/15	19,200	12,800	14.76	5/27/25	5,000
John P. Connors, Jr.	6/11/14	60,000	15,000	13.13	6/11/24	6,000
	5/27/15	19,200	12,800	14.76	5/27/25	5,000
Timothy C. Harrison	6/11/14	60,000	15,000	13.13	6/11/24	6,000
	5/27/15	19,200	12,800	14.76	5/27/25	5,000
Karen J. Kessler	6/11/14	60,000	15,000	13.13	6/11/24	6,000
	5/27/15	19,200	12,800	14.76	5/27/25	5,000
Frank P. Patafio	6/11/14	60,000	15,000	13.13	6/11/24	6,000
	5/27/15	19,200	12,800	14.76	5/27/25	5,000
Patrick L. Ryan	8/01/17	21,400	24,344	16.74	8/01/27	11,000
Patrick E. Scura, Jr.	6/11/14	60,000	15,000	13.13	6/11/24	6,000
	5/27/15	19,200	12,800	14.76	5/27/25	5,000
(1)	Stock options expire if unexercised 10 years from the grant date.

Transactions with Certain Related Persons

Loans and Extensions of Credit. The Sarbanes-Oxley Act of 2002 generally prohibits us from making loans to our executive officers and directors, but it contains a specific exemption from such prohibition for loans made by Northfield Bank to our executive officers and directors in compliance with federal banking regulations.

The aggregate amount of our outstanding loans to our executive officers and directors and their related entities was $352,366 at December 31, 2018. All such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Northfield Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original terms at December 31, 2018, and were made in compliance with federal banking regulations.

Compensation Committee Interlocks and Insider Participation. We have no compensation committee interlocks. Ms. Catino, and Messrs. Connors, Harrison, and Scura constitute all of the directors who served on our Compensation Committee at any time during 2018. Each committee member is and was an independent, outside director, and none is a current or former officer or employee of the Company.

[18]	Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting

Attendance at Annual Meetings of Stockholders

Although we do not have a written policy regarding director attendance at annual meetings of stockholders, it is expected that directors will attend these meetings absent unavoidable scheduling conflicts. All directors attended the 2018 Annual Meeting of Stockholders.

Codes of Conduct and Ethics

We have adopted a Code of Conduct and Ethics for Senior Financial Officers that is applicable to our Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Accounting Officer), and Controller. The Code of Conduct and Ethics for Senior Financial Officers is available on our website at www.eNorthfield.com. Amendments to and waivers of the Code of Conduct and Ethics for Senior Financial Officers will be disclosed on our website, or otherwise in the manner required by applicable law, rule, or listing standard.

We also adopted a Code of Conduct and Ethics that is applicable to all employees, officers, and directors which is available on our website at www.eNorthfield.com. Employees, officers, and directors acknowledge annually that they will comply with all aspects of the Code of Conduct and Ethics for Employees, Officers, and Directors.

Stock Ownership Guidelines

The Board of Directors believes that directors and executive officers should own and hold common stock of the Company to further align their interests with the interests of our stockholders. Therefore, the Board has established minimum stock ownership guidelines (the “Guidelines”). The Guidelines are applicable to non-employee directors and executive officers. Executive officers include the Chief Executive Officer, Chief Administrative Officer, Chief Financial Officer, Chief Lending Officer, Executive Vice President, Operations, and Executive Vice President, Business Development and Branch Administration. In the event a director also serves as an executive officer of the Company, the director will be subject to the executive officer stock ownership guidelines instead of the director stock ownership guidelines.

For purposes of meeting the Guidelines, shares owned directly, vested shares held pursuant to the Company’s Employee Stock Ownership Plan and 401(k) plan, vested restricted shares, restricted stock units and shares owned indirectly in a trust, by a spouse and/or minor children are defined as “Qualifying Shares.” Shares of stock that directors and executive officers have the right to acquire through the exercise of stock options (whether or not vested) are not included as Qualifying Shares.

Directors of the Company must own Qualifying Shares amounting to the greater of (1) a market value equal to five times the individual annual board director cash retainer; or (2) 20,000 shares. The market value of the stock is based on the closing price of the Company’s stock on May 28, 2014 (the date on which the current Guidelines were established), or such later date that they first become a director of the Company. A director is prohibited from selling any shares of Company stock unless the director is in compliance with the Guidelines.

Each executive officer must own a minimum number of Qualifying Shares with a market value equal to a multiple of such executive officer’s base salary, as set forth below, on May 28, 2014, or such later date that they first become an executive officer. The market value of the stock is based on the closing price of the Company’s stock on May 28, 2014, or such later date that they first become an executive officer. An executive officer is prohibited from selling any shares of Company stock unless the executive officer is in compliance with these Guidelines.

Position	Multiple of Base Salary
Chief Executive Officer	5 times base salary
Chief Financial Officer	2 times base salary
Executive Vice Presidents	2 times base salary

The applicable ownership level for directors and executive officers must be achieved by the later of May 28, 2014, or five years after the director or executive officer first becomes subject to the Guidelines, and must be maintained thereafter for as long as the individual remains a director or executive officer. As of December 31, 2018, all non-employee directors and executive officers met the stock ownership requirements or are expected to meet the requirements within the requisite five-year period to achieve such ownership.

Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting	[19]

If an executive officer’s title changes and the multiple of base salary increases such that the executive officer would be subject to a greater ownership requirement, the executive officer will have five years to satisfy the additional requirement. In addition, if an executive officer’s title changes, the overall market value ownership requirement as a multiple of base salary will be recalculated based on the closing price of the Company’s stock on the date the executive officer becomes subject to the increased requirement.

If an executive officer’s base salary or director’s annual cash retainer increases subsequent to initially being subject to the Guidelines, the number of Qualifying Shares will not change. The number of Qualifying Shares will not change as a result of fluctuations in the market price of the Company’s stock price, subsequent to the executive officer or director first being subject to the Guidelines.

The Nominating and Corporate Governance Committee will evaluate whether exceptions should be made for any director or officer on whom any requirement of the Guidelines would impose a financial hardship or prevent such director or executive officer from complying with a court order. No such exceptions were granted in 2018.

Each director’s and executive officer’s compliance with or progress towards compliance with the Guidelines is reviewed annually by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for monitoring and interpreting the application of the Guidelines and may amend the Guidelines at any time.

Prohibition Against Hedging and Borrowing

Company policy prohibits directors and executive officers from engaging in or effecting any transaction designed to hedge or offset the economic risk of owning shares of Company stock. Accordingly, any hedging, derivative, or other equivalent transaction, such as short selling or entering into option transactions such as “puts” and “calls” on the Company’s stock, is prohibited. In addition, no director or executive officer may purchase Company stock on margin, borrow against any account in which Company securities are held, or pledge Company stock as collateral for a loan.

Stockholder Communications

Stockholder Proposals. In order to be eligible for inclusion in our proxy materials for our 2020 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at our executive office, 581 Main Street, Suite 810, Woodbridge, New Jersey 07095, no later than December 11, 2019. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

Advance Notice of Business to be Conducted at an Annual Meeting of Stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board of Directors, our Corporate Secretary must receive written notice not less than 90 days prior to the anniversary date of the proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made.

The stockholder’s notice must include (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the elections of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and such person’s written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, (ii) (A) the class, series, and number of shares of the Company that are owned, directly or indirectly, beneficially and of record by each such party, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series

[20]	Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting

of capital stock of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the Company, (D) any short interest (as described in the Bylaws) in any security of the Company held by each such party, (E) any rights to dividends on the shares of the Company owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Company, (F) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than 10 days after the record date for determining the stockholders entitled to vote at the meeting; provided, that if such date is after the date of the meeting, not later than the day prior to the meeting); and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees.

The 2020 annual meeting of stockholders is expected to be held May 27, 2020. Advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no later than January 10, 2020. If notice is received after January 10, 2020, it will be considered untimely, and we will not be required to present the matter at the stockholders’ meeting.

Nothing in this proxy statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

Procedures for the Recommendation of Director Nominees by Stockholders. The Nominating and Corporate Governance Committee has adopted procedures for the submission of recommendations for director nominees by stockholders. If a determination is made that an additional candidate is needed for the Board of Directors, the Nominating and Corporate Governance Committee will consider candidates submitted by our stockholders. Stockholders can submit the names of qualified candidates for director by writing to us at 581 Main Street, Suite 810, Woodbridge, New Jersey 07095, Attention: Corporate Secretary. The Corporate Secretary must receive a submission for consideration for the 2020 Annual Meeting of Stockholders no later than November 11, 2019.

The submission must include the following information:

•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the Committee;
•	the name and address of the stockholder as they appear on our books, and number of shares of our common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);
•	the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);
•	a statement of the candidate’s business and educational experience;
•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;
•	a statement detailing any relationship between the candidate and Northfield Bancorp, Inc. and its affiliates;
•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of Northfield Bancorp, Inc. or its affiliates;

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•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and
•	a statement of the candidate that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in our Bylaws.

Stockholder Communications with the Board. A stockholder of Northfield Bancorp, Inc. who wants to communicate with the Board of Directors or with any individual director can write to us at 581 Main Street, Suite 810, Woodbridge, New Jersey 07095, Attention: Corporate Secretary. The letter should indicate that the author is a stockholder and, if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Corporate Secretary will:

•	forward the communication to the Director or Directors to whom it is addressed; or
•	attempt to handle the inquiry directly, or forward the communication for response by another employee of Northfield Bancorp, Inc. For example, a request for information about a financial statement matter may be forwarded to our Chief Financial Officer; or
•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal, or otherwise inappropriate.

The Corporate Secretary will make those communications that were not forwarded available to the Directors on request.

Executive Officers who are not Directors

The business experience for the past five years of each of our executive officers, other than Mr. Klein, is set forth below. Unless otherwise indicated, executive officers have held their positions for the past five years.

Kenneth J. Doherty, age 61, joined Northfield Bank in 1988, and served as Executive Vice President and Chief Lending Officer until December 31, 2018. He currently serves as Senior Credit Advisor. Mr. Doherty relinquished his title as Executive Vice President effective March 28, 2019.

David V. Fasanella, age 51, joined Northfield Bank in 2018, and currently serves as Executive Vice President and Chief Lending Officer. Prior to joining Northfield Bank, Mr. Fasanella was a Vice President and then a Regional Vice President with TD Bank for more than 14 years.

Tara L. French, age 56, joined Northfield Bank in 2017, and currently serves as Executive Vice President and Chief Administrative Officer. Prior to joining Northfield Bank, Ms. French was an Assistant Deputy Comptroller at the Office of the Comptroller of the Currency, since 2011, where she worked in the New York District office supervising commercial banks and thrifts in the Community Bank Program.

William R. Jacobs, age 45, joined Northfield Bank as Controller in 2006. In 2012 he was named Principal Accounting Officer, and in 2013 he was named Chief Financial Officer. In February 2016, he was named Executive Vice President and Chief Financial Officer. Mr. Jacobs is a licensed Certified Public Accountant in the State of New Jersey.

Robin Lefkowitz, age 52, joined Northfield Bank as Director of Business Development in 2006. In February 2016, she was named Executive Vice President, Business Development and Branch Administration.

Michael J. Widmer, age 59, joined Northfield Bank in 2002, and currently serves as Executive Vice President, Operations.

[22]	Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting

Equity Compensation Plans Approved by Stockholders

Set forth below is certain information as of December 31, 2018, regarding equity compensation plans that have been approved by stockholders.

Equity compensation plans approved by stockholders	Number of securities to be issued upon exercise of outstanding options and rights	Weighted average exercise price(1) ($)	Number of securities remaining available for issuance under the plan(2)
2008 Equity Incentive Plan:
Restricted Stock	—	N/A	—
Stock Options	294,504	12.19	—
Total	294,504	N/A	—

2014 Equity Incentive Plan:
Restricted Stock	—	N/A	142,154
Stock Options	2,957,091	13.64	348,373
Total	2,957,091	N/A	490,527
(1)	Exercise price relates only to stock options.
(2)	The 2014 Equity Incentive Plan permits the Compensation Committee of the Board to award, at its discretion, the remaining securities available for issuance under the plans entirely in stock options.

The Company’s only equity compensation program that was not approved by stockholders is its Employee Stock Ownership Plan.

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EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management, the section included in this Proxy Statement entitled “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in our Proxy Statement. The members of the Compensation Committee are: Patrick E. Scura, Jr., who serves as Chairman, Annette Catino, John P. Connors, Jr., and Timothy C. Harrison.

Compensation Discussion and Analysis

Persons Covered. This discussion and analysis addresses 2018 compensation for the following executive officers: Steven M. Klein, President and Chief Executive Officer; William R. Jacobs, Executive Vice President and Chief Financial Officer; Kenneth J. Doherty, Executive Vice President and Chief Lending Officer (for 2018); Tara L. French, Executive Vice President and Chief Administrative Officer, and Michael J. Widmer, Executive Vice President, Operations. These executives are referred to in this discussion as the “Named Executive Officers.”

Executive Summary. The Company strives to create a compensation program that rewards performance and the long-term success of the Company. The compensation program is designed to attract and retain superior financial services executive talent, and align compensation with sustainable performance and safe and sound Company operations, practices, and policies.

Our compensation program is designed to:

•	Align the interests of our executives with those of our stockholders;
•	Offer competitive base salaries benchmarked to the 50th percentile of our peer group;
•	Achieve balance between:
○	short-term and longer-term performance;
○	fixed- and performance-based compensation;
○	cash and equity;
•	Link annual cash incentive compensation directly to performance:
○	focused on the Company’s strategic objectives;
○	balanced between corporate and individual goals;
○	targeted to reasonable payouts compared to base salaries;
•	Provide equity incentives as a significant component of total compensation:
○	benchmarked to the market practices of other institutions within our peer group;
○	vested over a number of years to focus on longer-term performance;
•	“Claw back” incentive compensation (cash and equity) if certain events occur, such as discovery of materially incorrect financial information or restatement of financial statements;
•	Promote ownership in the Company through:
○	robust stock ownership guidelines;
○	prohibitions against hedging and borrowing against Company stock;
•	Provide continuity of leadership through the select use of employment and change-in-control agreements:
○	aligned with current market practices by role;
○	no “evergreen” provisions;

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○	using a “double-trigger” for severance payment;
○	excluding tax “gross-ups”;
○	payment formula weighted toward base salary and cash incentive compensation, with limited health and welfare benefits and no severance payments for retirement benefits or perquisites;
•	Provide health, welfare, and retirement benefits comparable with other Company employees and perquisites comparable to executives in the community banking marketplace.

Role of the Compensation Committee. The Compensation Committee of the Board of Directors, subject to ratification by the Board of Directors, oversees and approves the compensation of the Named Executive Officers including the oversight and administration of the cash incentive compensation plans for Named Executive Officers. In addition the Committee conducts an annual performance review of the Chief Executive Officer and, in consultation with the Chief Executive Officer, reviews the performance of the other Named Executive Officers. The Committee also administers all of the Company’s equity incentive plans, including the plans in which the Named Executive Officers participate. The Board of Directors has ultimate authority to ratify the compensation of all executive officers, including the Named Executive Officers.

The Committee has a formal charter that describes the Committee’s scope of authority and its duties, which is available on our website at www.eNorthfield.com.

The Compensation Committee consists of four directors, all of whom are “independent” as set forth in the listing requirements for NASDAQ securities. No member of the Compensation Committee receives compensation related to the activities of the Company, except for services in his or her capacity as a board member. The Nominating and Corporate Governance Committee of the Board of Directors evaluates the independence of Committee members at least annually, using the standards contained in NASDAQ listing requirements. This evaluation, and the determination that each member of the Committee is independent, was made most recently in March 2019.

Role of Officers in Committee Activities. The officers who serve as a resource to the Compensation Committee are the Chief Executive Officer, the Chief Administrative Officer, the Chief Risk Officer, and the Director of Human Resources. These officers provide the Compensation Committee with input regarding employee compensation philosophy, processes, risk considerations, and compensation matters regarding employees other than the Named Executive Officers. This communication assists in the design and alignment of compensation programs throughout the Company. In addition to providing factual information such as Company-wide performance on relevant measures, these executives articulate management’s views on current compensation programs and processes, recommend relevant performance measures to be used for future evaluations, and otherwise supply information to assist the Compensation Committee. The Chief Executive Officer also provides information about individual performance assessments for the other Named Executive Officers, and expresses to the Compensation Committee his views on the appropriate levels of compensation for the other Named Executive Officers for the ensuing year. At the request of the Compensation Committee, the Chief Executive Officer, Chief Administrative Officer, and Director of Human Resources communicate directly with third-party consultants, provide third-party consultants with Company-specific data and information, and assist in the evaluation of the estimated financial effect regarding any proposed changes to the various components of compensation.

Officers participate in Committee activities purely in an informational and advisory capacity and have no vote in the Committee’s decision making process. The Chief Executive Officer does not attend those portions of Compensation Committee meetings during which his performance is evaluated or his compensation is being determined. In addition, the Compensation Committee meets in executive session, as appropriate, without management being present.

Use of Advisors. The Compensation Committee periodically engages independent compensation consultants to assist it in the compensation process for Named Executive Officers. Compensation consultants are retained by and report directly to the Compensation Committee. The consultants have the freedom to provide independent recommendations, based on their research and experience, to the Compensation Committee within the scope of contracted services. Independent consultants to the Compensation Committee provide services to management only in relation to activities of the Compensation Committee. Consultants provide expertise and information about competitive trends in the employment marketplace, including established and emerging compensation practices at

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other companies, including community banks in the Company’s marketplace. The consultants also provide peer proxy statement and survey data, and assist in assembling relevant comparison groups for various purposes and establishing benchmarks for base salary, equity awards, and cash incentives from the comparison group proxy statements and survey data.

For 2018, the Compensation Committee engaged Pearl Meyer, an independent compensation consulting firm, as its advisor on executive and Board compensation matters. Pearl Meyer assisted the Compensation Committee in the development of the 2018 Management Cash Incentive Plan and provided the Committee with a review of its executive compensation program, including consultation and benchmarking related to base salaries, incentive compensation, employment agreements, and designing an equity incentive plan. The Committee generally undertakes a comprehensive assessment every three years and utilizes Pearl Meyer to provide ongoing market trends and guidance for pay structures and other matters, as requested by the Committee, in the intervening years. The next comprehensive compensation assessment is expected to be conducted beginning in the second half of 2019.

The Committee regularly reviews the services, performance, and independence of its outside advisors. Pearl Meyer’s independence was last reviewed against the requirements of the SEC and NASDAQ in January 2019, and was found to meet all of the criteria for independence.

For 2018, the Compensation Committee also utilized the firm of Luse Gorman, PC (“Luse Gorman”) to provide consultation regarding legal matters related to the functioning of the Compensation Committee, including interpretation of applicable rules and regulations and consultation on legal documents pertaining to Named Executive Officers’ employment and change-in-control agreements, benefit plans, and in 2018, the drafting of an equity incentive plan. The Compensation Committee does not utilize Luse Gorman for compensation consultation. The Compensation Committee regularly reviews the services provided by Luse Gorman. Luse Gorman, who also provides services to the Company related to SEC and regulatory matters, is not required, either by SEC or NASDAQ rules, to be independent, and is not deemed to be independent by the Compensation Committee.

Compensation Objectives and Philosophy. The overall objectives of the Company’s compensation program are to retain, motivate, and reward employees and officers (including the Named Executive Officers) for sustained performance, and to provide competitive compensation, including cash and equity incentive compensation, to attract talent to the Company, consistent with effective risk management. Our compensation program is designed to reward the Named Executive Officers based on their level of assigned management responsibilities, individual experience and performance levels, and knowledge of banking and our business. The methods used to achieve these objectives are influenced by the compensation and employment practices of our competitors within the financial services industry, and elsewhere in the marketplace, for executive talent. Other considerations include each Named Executive Officer’s individual performance in achieving both financial and non-financial goals.

Our 2018 compensation program for our Named Executive Officers includes three key components. The first component is base salary, which is designed to provide a reasonable level of predictable income commensurate with market standards for the position held. The second component is an annual cash incentive plan, designed to reward our executives for attaining specific performance goals that support the strategic objectives of the Company. The third component is equity incentive awards in the form of Company common stock and options to purchase Company common stock at a specified price. We also provide benefits and perquisites to the Named Executive Officers at levels that are competitive and appropriate for their roles.

Benchmarking. Our compensation program is periodically evaluated in relation to benchmark data derived from information reported in publicly available proxy statements and from market survey data. The Compensation Committee will generally review and consider updated peer proxy and market survey compensation data every three years. In May 2016, the Compensation Committee engaged Pearl Meyer to assist it in completing its triennial, comprehensive, competitive compensation review. Pearl Meyer recommended the peer group using objective criteria to reflect publicly-traded banks similar in asset size, business model and region to the Company. The asset size ranged from approximately $2.2 billion to $9.0 billion. The peer group selected in 2016 includes companies that have been subsequently acquired. The next triennial comprehensive assessment is expected to be conducted beginning in the second half of 2019, and the peer group is expected to be updated for that review.

[26]	Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting

The Compensation Committee approved the use of the following peer group:

Bancorp, Inc.	First of Long Island Corp.	Peapack-Gladstone Financial Corp.
Beneficial Bancorp, Inc.	Flushing Financial Corp.	Provident Financial Services, Inc.
Bridge Bancorp, Inc.	Kearny Financial Corp.	Sun Bancorp, Inc.
Community Bank System, Inc.	Lakeland Bancorp, Inc.	TriState Capital Holdings, Inc.
ConnectOne Bancorp, Inc.	Northwest Bancshares, Inc.	TrustCo Bank Corp NY.
Customers Bancorp, Inc.	Ocean First Financial Corp.	WSFS Financial Corp.
Dime Community Bancshares, Inc.	Oritani Financial Corp.

Assembling the Components of Compensation. The Compensation Committee analyzes the level and relative mix of executive compensation by component (e.g., base salary, incentives, and benefits) and in the aggregate. The Chief Executive Officer provides recommendations to the Committee relating to compensation to be paid to the Named Executive Officers other than himself. Based on their analysis, the Compensation Committee approves each Named Executive Officer’s compensation, subject to ratification by the Board of Directors.

When evaluating the mix of total compensation, the Compensation Committee considers among other things, general market practices, benchmarking studies conducted by the consultants, the alignment of cash and equity incentive awards with our strategic objectives and Company performance, and the desire to reward performance through incentive compensation within Board-approved risk parameters. The Compensation Committee seeks to create appropriate incentives without encouraging behaviors that result in undue risk. These components are periodically evaluated in relation to benchmark data derived from information reported in publicly-available proxy statements and from market survey data.

Base Salary. Base salary is designed to provide a reasonable level of predictable income commensurate with the position, pay levels of similar positions in the market, individual experience, and demonstrated performance. Named Executive Officers are eligible for periodic adjustments to their base salary as a result of their individual performance, market analysis, or significant changes in their duties and responsibilities. The Compensation Committee annually reviews and approves base salaries, and changes thereto, for Named Executive Officers, including our Chief Executive Officer.

Base salary amounts were determined based on a review of peer proxy and survey data in connection with the 2016 triennial comprehensive competitive compensation review, and related financial services industry compensation market trend updates, provided by Pearl Meyer. The Compensation Committee generally targets the 50th percentile (for base salary and short-term cash incentives) of peer proxy and survey data, and a pay range around the median to allow for recognition of each Named Executive Officer’s specific experience, responsibilities and performance, estimated value in the marketplace, and the Committee’s view of each Named Executive Officer’s role in the future success of the Company. Based on the above, the Compensation Committee determined in November 2017, that annual base salaries for Mr. Klein, and Ms. French should remain unchanged at $575,000 and $325,000 respectively; and that the annual base salaries for Messrs. Jacobs, Doherty, and Widmer, should increase from their December 31, 2017 base salaries as follows: Mr. Jacobs’ annual base salary to $332,500, an increase of 2.3% from $325,000; Mr. Doherty’s annual base salary to $320,000, an increase of 1.5% from $315,000; and Mr. Widmer’s annual base salary to $280,000, an increase of 1.8% from $275,000.

Cash Incentives. The Compensation Committee developed and implemented a management cash incentive plan for 2018 (the “2018 Management Cash Incentive Plan”) and established Corporate Goals (as defined below) and Individual Goals (as defined below) in January, 2018. The 2018 Management Cash Incentive Plan provides performance-based annual cash incentives to reward the Company’s Named Executive Officers for the execution of specific financial and non-financial elements of our strategic business plan, as well as individual goals related to an executive’s functional area. The Company is required to meet 80% or greater of budgeted net income for the plan to activate or “turn on.” Once the 2018 Management Cash Incentive Plan is active, incentives are based on corporate and individual performance. The Corporate Goals are designed to reflect a significant portion of the Named Executive Officer’s incentive (80% to 100%) while the individual performance reflects up to 20% of the incentive.

The Compensation Committee evaluates the reasonableness and likelihood of attaining designated incentive goals, including stretch goals, in an effort to ensure that such targets appropriately reward performance, but do not encourage undue risk taking. Actual performance over the applicable measurement period may exceed or fall short of the targets resulting in the Named Executive Officer receiving an annual incentive cash award that is above or

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below the initial targeted level. Annual incentive cash awards granted in prior years are not taken into account by the Compensation Committee in the process of setting performance targets for the current year. The Committee believes that doing so would be inconsistent with the underlying reasons for the use of incentive compensation.

For 2018, the Compensation Committee set a “Target” total cash incentive award (as a percentage of base salary) of 50% for Mr. Klein and 40% for Messrs. Jacobs and Doherty, Ms. French and Mr. Widmer. These percentages were increased from 40% for Mr. Klein and 30% for the Named Executive Officers in the 2017 Management Cash Incentive Plan. The Compensation Committee reviewed cash incentive compensation market practices provided by Pearl Meyer as part of its evaluation of the 2018 Management Cash Incentive Plan.

The Compensation Committee established three shared corporate goals (the “Corporate Goals”) for all Named Executive Officers in 2018. Mr. Klein’s cash incentive compensation was 100% weighted to the Corporate Goals. Messrs. Jacobs’ and Doherty’s, Ms. French’s, and Mr. Widmer’s cash incentive compensation was 80% weighted to the Corporate Goals. The Corporate Goals were as follows: (i) budgeted core diluted earnings per share of $0.81; (ii) net loan growth of $287 million; and (iii) deposit growth of $227 million, on average, excluding brokered deposits. The earnings per share goal was achieved between Threshold and Target, with core diluted earnings per share of $0.79. The Company reported diluted earnings per share of $0.85 per share, including $0.06 per share in tax benefits related to the exercise of stock options (which the Compensation Committee determined to exclude from core diluted earnings per share). The net loan growth goal was achieved below Threshold at $104.4 million, or 3.3% of net loan growth for 2018. The deposit growth goal was achieved between Target and Stretch at $260.0 million or 10% growth in average deposits, with $62.7 million in transaction accounts and $197.3 million in savings, money market and time deposits. The Compensation Committee weighted Corporate Goals by Named Executive Officer. All Named Executive Officers had a 50% weighting applied to the budgeted core diluted earnings per share Corporate Goal, and Messrs. Klein and Jacobs, Ms. French and Mr. Widmer, had a weighting of 25% each for the net loan growth and deposit growth Corporate Goals, while Mr. Doherty had a weighting of 40% for the net loan growth Corporate Goal, and 10% weighting for the deposit growth Corporate Goal.

Individual performance goals were assigned to Messrs. Klein, Jacobs, and Doherty, Ms. French and Mr. Widmer. Although Mr. Klein had individual goals in 2018, they were not subject to incentive compensation. For Messrs. Jacobs, Doherty, Ms. French and Mr. Widmer, individual performance goals were weighted at 20%, and were aligned with our strategic business plan. Individual goals, which were evenly weighted, included the following:

Mr. Klein had three individual goals: (i) executive team development and execution of a communications plan to all employees; (ii) leadership in the community, business and industry groups; and (iii) implementation of the action plans identified to address improvement in key areas identified in the employee engagement survey. Each of these goals was achieved at Target.

Mr. Jacobs had three individual goals: (i) succession planning and employee development; (ii) non-interest income and non-interest expense enhancement; and (iii) enhancements to management and board reporting. Mr. Jacobs achieved the first goal at Target, the second goal at Threshold and the third goal at Stretch.

Mr. Doherty had three individual goals: (i) succession planning for the Chief Lending Officer position; (ii) evaluation and implementation of a title insurance joint venture; and (iii) evaluation and implementation of a residential mortgage solution. Mr. Doherty achieved the first goal at Stretch, the second goal at Target, and the third goal at Threshold.

Ms. French had three individual goals: (i) enhancements to risk management and internal audit functions; (ii) succession planning and employee development; and (iii) enhancements to management and board reporting. Ms. French achieved the first goal at Stretch, and the second and third goals at Target.

Mr. Widmer had three individual goals: (i) leading a core service provider evaluation; (ii) evaluating the implementation of a call center solution; and (iii) development of a technology plan. Mr. Widmer achieved the first goal at Stretch, and the second and third goals at Target.

In January 2019, the Compensation Committee evaluated achievement of Corporate Goal and Individual Goals for Named Executive Officers.

The Compensation Committee concluded the following related to each Named Executive Officer’s performance related to their Corporate Goals and individual goals in accordance with the 2018 Management Cash Incentive Plan (each award is expressed as a percentage of annualized base salary as of December 31, 2018):

Mr. Klein’s incentive award for the Corporate Goals, weighted at 100%, was $224,000 (39% of base salary).

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Mr. Jacobs’ award for the Corporate Goals, weighted at 80%, was $82,899 (25% of base salary), and for the individual goals weighted at 20%, was $26,600 (8% of base salary).

Mr. Doherty’s award for the Corporate Goals, weighted at 80%, was $58,841 (18% of base salary), and for the individual goals weighted at 20%, was $25,600 (8% of base salary).

Ms. French’s award for the Corporate Goals, weighted at 80%, was $81,030 (25% of base salary), and for the individual goals weighted at 20%, was $30,333 (9% of base salary).

Mr. Widmer’s award for the Corporate Goals, weighted at 80%, was $69,810 (25% of base salary), and for the individual goals weighted at 20%, was $26,133 (9% of base salary).

For 2018, the Named Executive Officers’ total Target award opportunities, and actual incentives awarded under the Cash Incentive Plans as a percentage of Target are detailed below.

Name	Target Award Opportunity ($)	Actual Award(1) ($)	Actual Award as a percentage of Target Award Opportunity (%)
Steven M. Klein	287,500	224,000	77.9
William R. Jacobs	133,000	109,499	82.3
Kenneth J. Doherty	128,000	84,441	66.0
Tara L. French	130,000	111,363	85.7
Michael J. Widmer	112,000	95,943	85.7
(1)	No discretionary bonuses were granted in 2018.

Equity Awards. The objective of equity awards is to further align the interests of our employees, including Named Executive Officers, with those of stockholders and to reward sustained performance.

The Compensation Committee on an annual basis reviews its equity award grant practices to employees, including Named Executive Officers. The Compensation Committee considers prior grants, including the value of such awards, the period over which the awards are earned, and the remaining unvested awards for each Named Executive Officer. The Compensation Committee also considers the current market grant practices of institutions within our peer group companies as provided by the Company’s independent compensation consultants. Based upon the above, the Compensation Committee determined that equity awards granted to Named Executive Officers in years prior to 2018, including grants vesting in 2018 and thereafter, were appropriate to continue to align the interests of Named Executive Officers, and determined no additional grants of equity awards to Named Executive Officers were necessary in 2018.

Broad-based Benefits. We also provide to our Named Executive Officers certain broad-based benefits available to all qualifying employees of the Company, as well as fringe benefits and perquisites, and restoration and other termination benefits, not generally available to all qualifying employees of the Company.

The following summarizes the significant broad-based benefits in which the Named Executive Officers were eligible to participate in 2018:

•	a defined contribution 401(k) retirement plan and discretionary profit-sharing plan;
•	an employee stock ownership plan;
•	medical coverage (all employees share in a percentage of the cost, depending on their elections);
•	pre-tax health and dependent care spending accounts; and
•	group life insurance coverage (death benefit capped at $750,000, with the value of the death benefit over $50,000 being reported as taxable income to all employees).

The Northfield Bank Employee Stock Ownership Plan (the “ESOP”) allocates a certain number of shares of the Company’s common stock on an annual basis among plan participants subject to Internal Revenue Code limitations. All eligible employees, including Named Executive Officers, are eligible to participate in the plan.

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Executive Benefits and Perquisites. In addition to the broad-based benefits described above, Named Executive Officers received the following fringe benefits and perquisites in 2018:

•	all Named Executive Officers may participate in a nonqualified deferred compensation plan. The plan provides restoration of benefits capped under Northfield Bank’s broad-based benefits due to Internal Revenue Code salary limitations or limitations due to participation requirements under tax-qualified plans. The plan also permits elective salary and cash incentive award deferrals;
•	all Named Executive Officers are reimbursed for appropriate spousal expenses for attendance at business events;
•	all Named Executive Officers are provided a cellular allowance of up to $120 per month for business usage;
•	Mr. Klein is provided full-time use of a company-maintained vehicle and reimbursement for reasonable costs associated with a golf club membership; and
•	Messrs. Jacobs, Doherty, Ms. French and Mr. Widmer received a monthly automobile allowance of $875.

In lieu of a monthly automobile allowance, Mr. Klein received use of an automobile (including all operating expenses) leased or owned by Northfield Bank for business and personal use. Personal use of the automobile is reported as taxable income to Mr. Klein.

The Compensation Committee reviews the other components of executive compensation (broad-based benefits, and executive benefits and perquisites) on an annual basis. Changes to the level or types of broad-based benefits within these categories, including considerations relating to the addition or elimination of benefits and plan design changes, are made by the Compensation Committee on an aggregate basis with respect to the group of employees entitled to those benefits, and not necessarily with reference to a particular Named Executive Officer’s compensation. Decisions about these components of compensation are made without reference to the Named Executive Officers’ salary and annual cash incentives, as they involve issues of more general application and often include consideration of trends in the industry or in the employment marketplace.

Employment Agreements. In addition to the components of executive compensation described above, each Named Executive Officer is a party to an employment agreement with Northfield Bank. See “Employment Agreements” for a description of these agreements and “Potential Payments to Named Executive Officers” for information about potential payments to these individuals upon termination of their employment with Northfield Bank. The employment agreements contain no payment provisions for tax gross-ups to executives under any circumstance.

The employment agreements are designed to allow the Company to retain the services of the designated executives while reducing, to the extent possible, unnecessary disruptions to Northfield Bank’s operations. In addition, the Compensation Committee believes that the employment agreements better align the interests of the executive with those of our stockholders. The Compensation Committee believes that these agreements allow executives to more objectively evaluate opportunities for stockholders without causing undue personal financial conflicts.

The Compensation Committee reviewed prevailing market practices, consulted with Pearl Meyer on the competitiveness and reasonableness of the terms of the agreements, and negotiated the agreements with the individuals. The Compensation Committee believes such agreements are competitive market practice and necessary to retain executive talent.

The employment agreements for all Named Executive Officers, except Mr. Doherty, are for a term of three years, and are reviewed annually by the Compensation Committee of the Board of Directors for renewal. Mr. Doherty’s employment agreement is for a term of six months ending June 30, 2019, in recognition of his announced retirement in June, 2019. The agreements provide for salary and incentive cash compensation payments, as well as additional post-employment benefits, primarily health benefits (or equivalent cash payments), under certain conditions, as defined in the employment agreements. The benefits provided under the agreements are for three years as related to Mr. Klein, and two years for Messrs. Jacobs and Doherty, Ms. French and Mr. Widmer. See “Employment Agreements” for further discussion.

Exceptions to Usual Procedures. The Compensation Committee may recommend to the Board of Directors that they approve the payment of special cash compensation to one or more Named Executive Officers in addition to payments approved during the normal annual compensation-setting cycle. The Committee may make such a

[30]	Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting

recommendation if it believes it would be appropriate to reward one or more Named Executive Officers in recognition of contributions to a particular project, or in response to competitive and other factors that were not addressed during the normal annual compensation-setting cycle. The Compensation Committee made no discretionary awards to Named Executive Officers in 2018.

The Compensation Committee will consider off-cycle compensation adjustments whenever a Named Executive Officer’s status, role or responsibilities change, or an executive officer is hired. The Compensation Committee may depart from the compensation guidelines it would normally follow for executives in the case of outside hires.

The Compensation Committee considers, but is not bound by, the tax treatment of each component of compensation. Effective January 1, 2018, under Federal tax legislation, commonly known as the Tax Cuts and Jobs Act, the performance-based compensation exception to Section 162(m) has been eliminated so that compensation awarded after November 2, 2017, and paid in 2018 or later to a Named Executive Officer or other “covered employee” (as defined in Section 162(m)) in excess of $1 million generally is non-deductible by the Company.

Committee Actions Affecting 2019 Compensation. In November 2018, the Compensation Committee reviewed the competitive salary and cash incentive data for its peer group regarding executive compensation prepared by Pearl Meyer in May 2016 and received an update on current market practices from Pearl Meyer. Based on this review, a determination was made to increase Mr. Klein’s annual base salary to $595,000, a 3.5% increase; Mr. Jacobs’ annual base salary to $340,000, a 2.3% increase; Mr. Doherty’s annual base salary to $328,000, a 2.5% increase; Ms. French’s annual base salary to $332,500, a 2.3% increase; and Mr. Widmer’s annual base salary to $287,000, a 2.5% increase. In January 2019, the Compensation Committee also approved the 2019 Management Cash Incentive Plan. The plan contains similar terms and conditions as the 2018 plan.

CEO Pay Ratio

Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Securities and Exchange Commission adopted a rule requiring annual disclosure of the ratio of the Company’s median employee annual total compensation to the total annual compensation of the principal executive officer (the “CEO”). The Company’s CEO is Steven M. Klein. Our CEO to median employee pay ratio is calculated in accordance with Item 402(u) of Securities and Exchange Commission Regulation S-K. For 2019 reporting, we applied the same methodology as in 2018. We have identified the median employee by examining the 2018 total cash compensation (base and bonus) for the active employees, excluding our CEO, who were employed by us on December 31, 2018, the determination date, and the last day of our payroll year. We included all employees, whether employed full-time or part-time. We annualized the base salaries of those individuals employed for less than the full year based on their part-time or full-time status.

We believe the use of total cash compensation for all employees is a consistently applied compensation measure because we do not widely distribute equity awards to all employees. After identifying the median employee based on total cash compensation, we calculated annual total compensation for such employee using the same methodology we use for our Named Executive Officers as set forth in the 2018 Summary Compensation Table later in this proxy statement.

The annual total compensation for our CEO for the year ended December 31, 2018, was $943,547, and for the Median Employee was $50,328. The resulting ratio of our CEO’s pay to the pay of our Median Employee for 2018 was approximately 19 to 1.

Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting	[31]

Compensation Tables

Summary Compensation Table. The following table sets forth certain information for the three years ended December 31, 2018, as to the total remuneration we paid to our Named Executive Officers.

Summary Compensation Table
Name and principal position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Bonus ($)	Non-equity incentive plan compensation ($)	All other compensation(3) ($)	Total ($)
Steven M. Klein, President and Chief Executive Officer	2018	575,000	—	—	—	224,000	144,547	943,547
	2017	446,923	168,900	157,600	—	230,000	119,840	1,123,263
	2016	415,000	—	—	25,000	191,250	115,480	746,730
William R. Jacobs, Executive Vice President and Chief Financial Officer	2018	332,500	—	—	—	109,499	68,708	510,707
	2017	325,000	—	—	—	102,375	71,656	499,031
	2016	262,500	—	—	15,000	90,750	68,287	436,537
Kenneth J. Doherty, Executive Vice President and Chief Lending Officer	2018	320,000	—	—	—	84,441	84,373	488,814
	2017	315,000	—	—	20,000	93,555	83,010	511,565
	2016	307,500	—	—	20,000	85,050	82,842	495,392
Tara L. French,(4) Executive Vice President, and Chief Administrative Officer	2018	325,000	—	—	—	111,363	16,865	453,228
	2017	87,500	80,850	50,500	—	—	3,483	222,333

Michael J. Widmer, Executive Vice President, Operations	2018	280,000	—	—	—	95,943	71,064	447,007
	2017	275,000	—	—	20,000	86,625	71,672	453,297
	2016	275,000	—	—	20,000	90,750	74,857	460,607
(1)	Represents the aggregate grant date fair value of restricted stock of the Company awarded to the employee during the applicable year. No forfeitures were assumed in calculating the aggregate grant date fair value. For 2017, compensation expense is based upon a grant date stock price of $16.89 per share for Mr. Klein and a grant date stock price of $16.17 for Ms. French, which were the final reported sales prices of the Company’s common stock on the dates of the grants. The restricted stock awards vest in equal installments over a two-year period, commencing one year from the date of the grant. For further information see footnote 12 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.
(2)	Represents the aggregate grant date fair value of options to purchase Company common stock awarded to each employee during the applicable year. For 2017, Mr. Klein’s options have an exercise price of $16.89 per share and Ms. French’s options have an exercise price of $16.17 per share, which was the final reported sales price of the Company’s common stock on the date of the grant. The grant date fair value of Mr. Klein’s award was $3.94 per option and was determined using the Black-Scholes method assuming an option’s average life of 5.75 years, 2.06% risk free rate of return, 29.22% volatility, and 2.37% dividend yield. The grant date fair value of Ms. French’s award was $4.04 per option and was determined using the Black-Scholes method assuming an option’s average life of 5.75 years, 1.89% risk free rate of return, 30.06% volatility, and 1.98% dividend yield. No forfeitures were assumed in calculating the aggregate grant date fair value. For further information see footnote 12 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.
(3)	The individuals listed in this table participate in certain medical and dental coverage plans, not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms, and operation. The amounts shown below for each individual for the year ended December 31, 2018, include our direct out-of-pocket costs (reduced for Mr. Klein, in the case of the figures shown for automobiles, by the amount that would otherwise have been paid in cash reimbursements during the year for business use) for the following items:
	Mr. Klein	Mr. Jacobs	Mr. Doherty	Ms. French	Mr. Widmer
Employer contributions to qualified and nonqualified deferred compensation plans	$73,851	$42,642	$41,033	$1,331	$35,886
Automobile	22,821	10,500	10,500	10,500	10,500
Dividends paid on restricted stock awards(a)	43,800	12,824	28,240	1,000	21,460
Other(b)	4,075	2,742	4,600	4,034	3,218
Total	$144,547	$68,708	$84,373	$16,865	$71,064
(a)	Amounts represent dividends paid upon the vesting of restricted stock awards that were withheld while the restricted stock awards were unvested.
(b)	Includes spousal reimbursement for business travel, welfare benefits, and cell phone and data usage.
(4)	Ms. French joined the Company in September of 2017. The Base Salary reflected in the table represents actual earnings for 2017.

[32]	Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting

Plan-Based Awards. As further discussed in “Compensation Discussion and Analysis—Assembling the Components of Compensation,” the Company maintained a cash incentive award program and equity incentive award program for its Named Executive Officers for the year ended December 31, 2018.

The following table sets forth for the year ended December 31, 2018, certain information as to grants of plan-based cash awards.

Grants of Plan-Based Awards Table
Name	Grant date	Estimated future payouts under non- equity incentive plan awards
		Threshold ($)	Target ($)	Maximum ($)
Steven M. Klein	1/24/18	143,750	287,500	431,250
William R. Jacobs	1/24/18	66,500	133,000	199,500
Kenneth J. Doherty	1/24/18	64,000	128,000	192,000
Tara L. French	1/24/18	65,000	130,000	195,000
Michael J. Widmer	1/24/18	56,000	112,000	168.000

See “Compensation Discussion and Analysis - Cash Incentives,” for actual awards made under the 2018 Management Cash Incentive Plan.

The following table sets forth certain information regarding stock awards and stock options outstanding at December 31, 2018, for the named executive officers:

Outstanding Equity Awards at Fiscal Year-end
	Option Awards					Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (exercisable) (#)	Number of securities underlying unexercised options (unexercisable) (#)	Option exercise price ($)	Option expiration date(1)	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested(2) ($)
Steven M. Klein	6/11/14	222,400	55,600	13.13	6/11/24	22,000	298,100
	5/27/15	81,000	54,000	14.76	5/27/25	28,000	379,400
	11/1/17	20,000	20,000	16.89	11/1/27	5,000	67,750
William R. Jacobs	6/11/14	37,600	9,400	13.13	6/11/24	6,200	84,010
	5/27/15	36,000	24,000	14.76	5/27/25	10,000	135,500
Kenneth J. Doherty	1/30/09	70,565	—	7.09	1/30/19	—	—
	6/11/14	165,600	41,400	13.13	6/11/24	16,000	216,800
	5/27/15	45,000	30,000	14.76	5/27/25	16,000	216,800
Tara L. French	9/19/17	6,250	6,250	16.17	9/19/27	2,500	33,875
Michael J. Widmer	6/11/14	136,000	34,000	13.13	6/11/24	13,000	176,150
	5/27/15	30,000	20,000	14.76	5/27/25	10,000	135,500
(1)	Stock options expire if unexercised 10 years from the grant date.
(2)	Amount is based on $13.55 per share, which is the last reported closing price of the Company’s common stock on December 31, 2018.

The following table provides information concerning stock option exercises and the vesting of stock awards for each Named Executive Officer during 2018.

	Options Exercised and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Steven M. Klein	217,730	1,769,939	41,000	664,740
William R. Jacobs	—	—	11,200	185,988
Kenneth J. Doherty	198,791	1,804,201	24,000	399,360
Tara L. French	—	—	2,500	39,875
Michael J. Widmer	—	—	18,000	299,820

Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting	[33]

Nonqualified Deferred Compensation Plan. Northfield Bank maintains a nonqualified deferred compensation plan to provide for the elective deferral of non-employee director fees by participating members of the Boards of Directors, and the elective deferral of compensation and/or performance-based compensation payable to eligible employees of the Company and Northfield Bank. A designated amount of director fees, compensation and/or performance based compensation may be deferred until one of the specified events in the plan occurs, which permits all or part of the monies so deferred, together with earnings, to be distributed to participants or their beneficiaries.

In addition, the plan provides eligible employees of Northfield Bank with supplemental retirement income from Northfield Bank when such amounts are not payable under the contribution formula of the Northfield Bank 401(k) Savings Plan, due to reductions and other limitations imposed under the Internal Revenue Code.

Members of the Boards of Directors of the Company and Northfield Bank, and certain employees, are eligible to participate in the plan. Eligible directors or employees become participants upon agreeing in a written enrollment agreement to defer any portion of their trustee fees, director fees, compensation, and/or performance-based compensation. In the Company’s sole discretion, each participant may request that his or her deferred compensation account be deemed to be invested in any one or more of the investment options available to the Company or Northfield Bank. A participant may periodically request a change to his or her investment allocation deemed available under the plan. In the event any participant fails to direct the investment of his or her deferred compensation account, or to the extent the employer chooses not to honor the participant’s request, the deferred compensation account will be deemed to bear interest at the rate prevailing for 30-year United States Treasury Bonds.

With respect to amounts of deferred director fees, deferred compensation or performance-based compensation, distributions will be made under the plan in the event of the participant’s retirement, death, termination due to disability, separation from service prior to the participant’s retirement date, upon the establishment of an unforeseeable emergency, upon a change in control, or upon the attainment of a specific date of distribution in a single lump sum or in up to 15 annual installment payments, as designated by the participant in his or her enrollment agreement. In the case of an unforeseeable emergency, the amounts distributed will not exceed the amounts necessary to satisfy the emergency plus an amount necessary to pay any taxes owed on the distribution. In the event the participant fails to designate a payment schedule on his enrollment agreement or if the entire balance credited to the participant’s account is less than $10,000, payment will be made in a single lump sum. In the event a participant dies before receiving the full amount of his benefit, the remaining amounts will be paid to the participant’s designated beneficiary according to the participant’s form of election or, if there is no designated beneficiary at the time of the participant’s death, to the participant’s estate in a single lump sum. Distributions to certain “specified employees” on account of their separation from service may be delayed for six months, if necessary, to comply with Internal Revenue Code Section 409A.

In addition, the nonqualified deferred compensation plan provides for benefits which supplement those paid under the 401(k) Savings Plan in the event of normal, early or postponed retirement, death, or termination of service. Such benefits will be equal to the sum of: (i) the maximum amount of employer matching contributions provided to a participant each calendar year, assuming a participant’s maximum contributions, reduced by the amount of employer matching contributions made for the participant under the 401(k) Savings Plan for such year, adjusted by gains and losses; (ii) commencing January 1, 2000, the amount of employer matching contributions not credited to a participant’s 401(k) Savings Plan account as a result of an employer error, adjusted by gains and losses, if any; and (iii) the maximum amount of discretionary employer contributions that would be provided to a participant under the 401(k) Savings Plan, assuming an allocation without taking into account the limitations imposed by the Internal Revenue Code, reduced by the amount of discretionary employer contributions actually made to a participant under the 401(k) Savings Plan for each such year, adjusted by gains and losses, if any. Benefits payable under this plan that supplement matching contributions under the 401(k) Savings Plan will be aggregated with benefits payable under the Supplemental ESOP (described below). Upon the occurrence of a distribution event, such benefits will be payable in either a lump sum or installments over a period of up to 15 years, at the election of the participant made in accordance with Section 409A of the Internal Revenue Code.

The nonqualified deferred compensation plan is considered an unfunded plan for tax and Employee Retirement Income Security Act purposes. All obligations owing under the plan are payable from the general assets of Northfield Bank and the Company and are subject to the claims of Northfield Bank’s or the Company’s creditors.

Supplemental Employee Stock Ownership Plan. The Northfield Bank Supplemental Employee Stock Ownership Plan (the “Supplemental ESOP”) is a benefit restoration plan that provides additional cash benefits,

[34]	Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting

equal to the participant’s account balance, at retirement or other termination of employment (or upon a change in control) to participants who are key employees, who are approved by the Compensation Committee and whose benefits under the tax-qualified ESOP, described below, are limited by tax law limitations applicable to tax-qualified plans. In 2018, Messrs. Klein, Doherty, Jacobs, and Widmer were the only participants receiving a benefit from this plan. The Supplemental ESOP credits each participant who also participates in the tax-qualified ESOP with an annual amount equal to the sum of the difference (expressed in dollars) between (a) the number of shares of common stock of Northfield Bancorp, Inc. that would have been allocated to the participant’s account in the employee stock ownership plan, but for the tax law limitations, plus earnings thereon, and (b) the actual number of shares allocated to the participant’s account in the employee stock ownership plan plus earnings thereon. In each case, the number of shares will be multiplied by the fair market value of the shares on the allocation date to determine the annual allocation amount. Each participant is permitted to make investment recommendations for the annual amount credited to his or her account among a broadly diversified group of mutual funds selected for investment by a committee appointed by Northfield Bank’s Board of Directors to administer the Supplemental ESOP. Northfield Bank has established a rabbi trust to hold assets attributable to the Supplemental ESOP to informally fund its benefit obligation. Northfield Bank, at its discretion, may account for the Supplemental ESOP solely as bookkeeping entries. Whether or not a rabbi trust is established, the participant’s account value is based on the value of the investments in which the participant invests, or is deemed to invest, his account. Benefits distributed to participants from the Supplemental ESOP will be aggregated with benefits payable under the matching contributions portion of the Nonqualified Deferred Compensation Plan (described above). Upon the occurrence of a distribution event, such benefits will be payable in either a lump sum or installments over a period of up to 15 years, at the election of the participant made in accordance with Section 409A of Internal Revenue Code.

The following table sets forth certain information with respect to our nonqualified deferred compensation plans at and for the year ended December 31, 2018.

Nonqualified Deferred Compensation at and for the Year Ended December 31, 2018
Name	Executive contributions in last fiscal year ($)(1)	Registrant contributions in last fiscal year ($)(1)	Aggregate earnings in last fiscal year ($)(2)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last fiscal year end ($)(3)
Steven M. Klein	18,000	39,701	(55,060)	—	503,260
William R. Jacobs	3,435	8,963	(2,580)	—	19,755
Kenneth J. Doherty	2,552	6,113	(42,989)	—	402,614
Tara L. French	48,750	375	(1,727)	—	47,398
Michael J. Widmer	312	796	(9,177)	—	103,975
(1)	Contributions included in the “Executive contributions in last fiscal year” and the “Registrant contributions in last fiscal year” columns are included as compensation for the listed individuals in the Summary Compensation Table.
(2)	Amounts included in the “Aggregate earnings in last fiscal year” are not included as compensation for the listed individuals in the Summary Compensation Table as such earnings are not preferential or “above market.”
(3)	Amounts included in the “Aggregate balance at last fiscal year end” previously were reported as compensation for the listed individuals except to the extent that such balances reflect earnings, all of which were not preferential or “above market.”

Disability Coverage

Named Executive Officers and certain other members of senior management at Northfield Bank will be paid their full salary for the duration of any period of short-term disability, up to 26 weeks. All Named Executive Officers purchase long-term disability coverage through Northfield Bank.

Life Insurance Coverage

Employees of Northfield Bank receive life insurance coverage of up to three times salary if hired before January 1, 2003, and up to two times salary if hired on or after January 1, 2003. Such life insurance coverage is generally capped at $500,000. However, in the case of senior management, such life insurance coverage is capped at $750,000.

Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting	[35]

Employment Agreements

Northfield Bank has entered into employment agreements with each of the Named Executive Officers. Northfield Bancorp, Inc. is a signatory to each of the agreements for the sole purpose of guaranteeing payments thereunder. Each of these agreements has an initial term of three years, with the exception of Mr. Doherty, whose term is six months in recognition of his retirement in June, 2019. Each year, on the anniversary date of the agreements, the employment agreements for all Named Executive Officers, other than Mr. Doherty, renew for an additional year so that the remaining term will be three years unless notice of nonrenewal is provided to the executive prior to such anniversary date. If a contract is not renewed, the remaining term of the contract will be two years. The Compensation Committee of the Board of Directors conducts a performance evaluation of each executive for purposes of determining whether to renew the employment agreement. The Compensation Committee also evaluates the terms and conditions of the agreements prior to renewal, in consultation with independent third party compensation consultants, to determine that such terms and conditions are competitive with the market for the designated positions. The Compensation Committee will present its findings to the Board of Directors who either will approve renewal or nonrenewal. If the Board determines not to renew an employment agreement, it must give notice to the executive within the prescribed timeframe prior to the anniversary date as provided for in the underlying contract.

The employment agreement for Mr. Klein provides for payments and benefits, as defined in the contract, to be calculated for up to a three-year period and for Messrs. Jacobs and Doherty, Ms. French, and Mr. Widmer, for up to a two-year period. Each of the contracts was renewed effective January 1, 2019.

Under the employment agreements, effective January 1, 2019, base salaries for Messrs. Klein, Jacobs, and Doherty, Ms. French and Mr. Widmer were $595,000, $340,000, $328,000, $332,500 and $287,000, respectively. In addition to base salary, each agreement provides for, among other things, participation in certain cash incentive programs and other employee retirement benefit and fringe benefit plans applicable to executive employees. Northfield Bank also will pay or reimburse each executive for all reasonable business expenses incurred by the executive in the performance of his/her obligations. In addition, Northfield Bank will pay directly or reimburse Mr. Klein for the expense of leasing an automobile and reasonable expenses associated with the use of such automobile. Each employment agreement may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits under the employment agreement for any period after termination.

Certain events resulting in the executive’s termination or resignation entitle the executive to payments of severance benefits following termination of employment. In the event the executive’s employment is terminated for reasons other than “just cause” (as defined in the employment agreements), “disability” (as defined in the employment agreements), or death, or in the event the executive resigns during the term of the agreement following:

(i)	the failure to elect or reelect or to appoint or reappoint the executive to the employee position;
(ii)	a material change in the executive’s functions, duties, or responsibilities that would cause the executive’s position to become one of lesser responsibility, importance or scope;
(iii)	a relocation of the executive’s principal place of employment by more than 35 miles from designated areas;
(iv)	a material reduction in the benefits and perquisites of the executive, other than a reduction in pay or benefits of all Northfield Bank employees;
(v)	the liquidation or dissolution of Northfield Bank or Northfield Bancorp, Inc. that would affect the status of the executive; or
(vi)	a material breach of the employment agreement by Northfield Bank;

the executive would be entitled to a lump sum cash severance payment and the continuation of certain health and welfare benefits (or a cash equivalent payment if such benefits cannot be provided) for the prescribed period of time after termination of employment, as more fully described under the table “Potential Payments to Named Executive Officers.” Any payment or benefit payable as a result of an executive’s involuntary termination or resignation for good reason (prior to a change in control) is contingent on the executive’s execution and non-revocation of a release of claims against Northfield Bancorp, Inc. and Northfield Bank.

In the event an executive’s employment is terminated (without cause) or the executive resigns in connection with or following a corporate transaction characterized as a “change in control” and due to the occurrence of one of

[36]	Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting

the events described in the immediately preceding paragraph, the executive would also be entitled to a lump sum cash severance payment and the continuation of certain health and welfare benefits, including health and life insurance benefits for the prescribed period of time after termination of employment, as more fully described under the table “Potential Payments to Named Executive Officers.” Payments will be made in a lump sum within 30 days after the date of termination, or, if necessary to avoid penalties under Section 409A of the Internal Revenue Code, no later than the first day of the seventh month following the date of termination. In addition, the executive and his or her family would be entitled, at no expense to the executive, to the continuation of certain health and welfare benefits for 18 months following the date of termination. If such benefits cannot be provided, a lump sum cash payment for the value of such benefits will be made to the executive.

Notwithstanding the foregoing, in the event payments to the executive would result in an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, payments under the employment agreements would be reduced in order to avoid such a result.

The employment agreements provide that in the event of the executive’s disability, the executive’s obligation to perform services under the employment agreement will terminate, and the executive will continue to receive their then current base salary for one year, with the exception of Mr. Doherty who will receive his base salary through June 30, 2019. Such payments will be reduced by the amount of any short- or long-term disability benefits payable under any disability program sponsored by Northfield Bancorp, Inc. or Northfield Bank. If disability payments are not subject to federal income tax, then amounts payable to the executives under the employment agreements shall be tax adjusted assuming a combined federal, state and city tax rate of 38%, for purposes of determining the reduction in payments under the agreement, to reflect the tax-free nature of the disability payments. In addition, the executive and his dependents will continue to be provided with certain medical, dental and other health benefits on the same terms as those provided prior to the executive’s termination for a period of one year.

In the event of the executive’s death, the executive’s estate or beneficiaries will be paid the executive’s base salary for one year and will receive continued medical, dental, and other health benefits for one year on the same terms as those provided prior to the executive’s death.

Upon termination of employment, other than in connection with a change in control, the executives agree not to solicit Northfield Bank’s employees or customers for a period of one year (two years in the case of Mr. Klein if receiving benefits under the agreement). Also, if receiving severance payments under the agreement (other than following a change in control) the executives agree not to compete with Northfield Bank for a period of one year in the case of Messrs. Jacobs and Doherty, Ms. French, and Mr. Widmer, and two years in the case of Mr. Klein in any city, town or county in which the executive’s normal business office is located and Northfield Bank has an office or has filed an application for regulatory approval to establish an office.

Potential Payments to Named Executive Officers

The following table sets forth estimates of the amounts that would be payable to the listed individuals, under their employment agreements and stock option and restricted stock agreements in the event of their termination of employment on January 1, 2019, under designated circumstances. The table does not include vested or accrued benefits under qualified and nonqualified benefit plans or qualified or nonqualified deferred compensation plans that are disclosed elsewhere in this proxy statement. The estimates shown are highly dependent on a variety of factors, including but not limited to the date of termination, interest rates, federal, state, and local tax rates, and compensation history. Actual payments due could vary substantially from the estimates shown. For example, the amounts presented in the table below for discharge without Cause or resignation with Good Reason in connection with a change in control have not been reduced to reflect any cut-back required to avoid an excess parachute payment under section 280G of the Internal Revenue Code. We consider each termination scenario listed below to be exclusive of all other scenarios and do not expect that any of our executive officers would be eligible to collect the benefits shown under more than one termination scenario. If an executive officer is terminated for “just cause” as defined in the employment agreement, the Company has no contractual payment or other obligations under the employment agreement.

Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting	[37]

	Mr. Klein	Mr. Jacobs	Mr. Doherty	Ms. French	Mr. Widmer
Disability(1)
Salary continuation	$432,939	$177,939	$147,100	$170,439	$124,939
Acceleration of vesting of equity awards(6)	768,602	223,458	450,988	33,875	325,930
Medical, dental and other health benefits	21,838	144	15,690	—	21,838
Total	$1,223,379	$401,541	$613,778	$204,314	$472,707
Death(2)
Salary (lump-sum payment)	$595,000	$340,000	$328,000	$332,500	$287,000
Acceleration of vesting of equity awards(6)	768,602	223,458	450,988	33,875	325,930
Medical, dental and other health benefits	21,838	144	15,690	—	21,838
Total	$1,385,440	$563,602	$794,678	$366,375	$634,768

Discharge Without Cause or Resignation With Good Reason — No Corporate Transaction(3)
Salary (lump sum)	$1,785,000	$680,000	$164,000	$665,000	$574,000
Bonus (lump sum)	670,250	211,874	—	222,726	202,568
Medical, dental and other health benefits(4)	52,683	970	11,315	—	52,683
Life insurance contributions(4)	619	148	539	3,915	611
Total	$2,508,552	$892,992	$175,854	$891,641	$829,862

Discharge Without Cause or Resignation With Good Reason — Corporate Transaction(5)
Salary (lump sum)	$1,785,000	$680,000	$656,000	$665,000	$574,000
Bonus (lump sum – see below)(5)
Relating to Change in Control	690,000	218,998	227,110	222,726	213,250
Relating to Merger of Equals	670,250	211,874	197,996	222,726	202,568
Acceleration of vesting of equity awards(6)	768,602	223,458	450,988	33,875	325,930
Medical, dental and other health benefits	52,683	970	34,831	—	52,683
Life insurance contributions	619	148	1,628	3,915	611
Total (Change in Control)	$3,296,904	$1,123,574	$1,370,557	$925,516	$1,166,474
Total (Merger of Equals)	$3,277,154	$1,116,450	$1,341,443	$925,516	$1,155,792
(1)	All Named Executive Officers receive, for one year following such disability, base salary for one year, with the exception of Mr. Doherty whose base salary will continue through June 30, 2019. The employment agreement provides the executive with her or his base salary in the first year following disability, reduced by any assumed short-term or long-term disability insurance benefits provided under separate insurance plans we maintain. The amounts due under the employment agreements are reduced by any assumed short-term or long-term disability insurance benefits provided under separate insurance plans on a tax-equivalent basis (assuming a 38% tax rate), if such short-term or long-term disability benefits are excludable for federal income tax purposes. Each Named Executive Officer also receives health benefits previously provided for a period of one year under the same terms immediately prior to termination due to disability.
(2)	Each of the employment agreements provides for a lump sum death benefit equal to one year of base salary for each executive. The employment agreements also provide for the continuation of medical, dental, and other health benefits to the executive’s family for a period of one year at the same terms and cost to the executive immediately prior to his death.
(3)	The employment agreement for Mr. Klein provides for the lump-sum payment of: three times base salary; three times the average annual bonus/and or incentive award for three years prior to the year of termination. Employment agreements for Mr. Jacobs, Ms. French and Mr. Widmer provide for the lump-sum payment of: two times base salary; two times the average annual bonus/and or incentive award for two years prior to the year of termination. Mr. Doherty’s employment agreement provides for base salary payments through June 30, 2019.
(4)	Employment agreements for Messrs. Klein and Jacobs, Ms. French, and Mr. Widmer provide for medical, dental, and other health and welfare benefits to the executive and his family, at no cost to the executive for a period of 18 months from the date of termination. Mr. Doherty’s employment agreement provides health and welfare benefits to the executive and his or her family at no cost to the executive through June 30, 2019. The reported figures reflect the estimated present value of the future health care premiums costs, calculated utilizing similar health care cost increase assumptions we used in measuring our liability for such benefits for financial statement purposes. For purposes of this presentation, the estimated future costs were discounted at a 2% annual compounding rate. The reported figures also include the estimated costs of group term life insurance benefits at a discount rate of 2% compounded annually.
(5)	Each employment agreement provides for severance benefits on termination following a corporate transaction, defined as a Change in Control, only if the executive’s employment is terminated involuntarily or they resign with Good Reason. Under each of the employment agreements,

[38]	Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting

amounts payable under a Change in Control are identical to those payable for “Discharge Without Cause or Resignation With Good Reason — no Corporate Transaction” except that: (i) payments pertaining to bonus and/or incentive awards are based upon the highest annual bonus and/or incentive award earned in any of the three years preceding the year in which the termination occurs in the case of Mr. Klein, and in any of the two years preceding the year in which the termination occurs in the case of Messrs. Jacobs and Doherty, Ms. French and Mr. Widmer. All employment agreements limit the total payments to an executive to an amount that is one dollar less than three times the executive’s “base amount” as defined in Section 280G of the Internal Revenue Code. Amount reported as “Bonus” is modified based on whether the corporate transaction is a Change in Control or Merger of Equals, as defined in the 2014 Equity Incentive Plan and related equity award agreements. Although the term “Merger of Equals” is not a defined term in the employment agreements, in the event of a Merger of Equals, followed by a termination without cause or for good reason an executive would receive the same bonus as set forth above under Discharge without cause or Resignation with Good Reason — No Corporate Transaction.

(6)	Equity award agreements for all participants, including Named Executive Officers, provide for the acceleration of unvested equity awards in the event of disability, death, and in certain corporate transactions including a Change in Control as defined under the 2014 Equity Incentive Plan, and a Merger of Equals as defined in the related equity award agreements for all participants. The 2014 Equity Incentive Plan and related forms of equity award agreements have been filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. Forms of equity award agreements for option and equity awards made in 2015 have been filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. The amounts reported represent the value of unvested equity awards at December 31, 2018, calculated as the sum of: (a) unvested shares of restricted stock multiplied by the last reported closing price of the Company’s common stock as reported on December 31, 2018, of $13.55 per share; and (b) unvested stock options multiplied by $0.42 per option for options awarded in 2014, $0.00 for options awarded in 2015, and $0.00 for options awards in 2017. The $0.42 value of each option granted in 2014 represents the last reported closing price of the Company’s stock on December 31, 2018, less the 2014 option exercise price of $13.13. Options granted in 2015 and 2017 have negative value based on the last reported closing price of the Company’s stock on December 31, 2018, less the 2015 option exercise price of $14.76, the September 19, 2017 option exercise price of $16.17, the November 1, 2017 option exercise price of $16.89.

Say-on-Pay

At the 2018 Annual Meeting, stockholders voted, on an advisory basis, whether to approve the compensation paid to the Named Executive Officers (“say-on-pay”). A majority of the votes (93.9%) were cast in favor of the resolution to approve the executive compensation described in the Proxy Statement. At the 2013 Annual Meeting, stockholders also voted on a non-binding proposal to establish whether stockholders should vote on executive compensation every one, two, or three years. A majority of the votes were cast in favor of holding the non-binding vote on executive compensation every year. The Board of Directors took this vote into account in passing a resolution in which it approved holding a non-binding stockholder vote on executive compensation every year.

Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting	[39]

AUDIT-RELATED MATTERS

Audit Committee Report

The charter of the Audit Committee of the Board specifies that the purpose of the Committee is to assist the Board in its oversight of:

•	monitoring and overseeing the integrity of our accounting and financial reporting process, audits, financial statements and systems of internal controls;
•	monitoring and overseeing the independence and performance of our external auditors, internal auditors and outsourced internal audit consultants;
•	facilitating communication among the external auditors, management, internal auditors, and the outsourced internal audit consultants; and
•	maintaining oversight of the external and internal auditors, including the appointment, compensation, retention and, when considered necessary, the dismissal of the external auditors and the Chief Audit Executive.

In carrying out these responsibilities, the Audit Committee, among other things:

•	monitors the preparation of quarterly and annual financial reports by the Company’s management;
•	evaluates the length of time the independent registered public accountants have provided services to the Company considering, among other things, their qualifications, industry expertise, and engagement team rotation policies. The Audit Committee also discusses professional practice matters, including training, audit quality processes, and regulatory report findings and related responses;
•	supervises the relationship between the Company and its independent registered public accountants, including: reviewing the scope of their audit services; approving audit and non-audit services; and confirming the independence of the independent registered public accountants;
•	oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, and review of the Company’s internal auditing program; and
•	monitors financial reporting risks assigned to the Committee by the Board under the Company’s Enterprise Risk Management (ERM) program and reports thereon to the Board.

The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee’s meetings include, whenever appropriate, executive sessions in which the Committee meets separately with the Company’s independent registered public accountants, the Company’s internal auditors, the Company’s chief financial officer, and SEC counsel.

As part of its oversight of the Company’s financial statements, the Committee reviews and discusses with both management and the Company’s independent registered public accountants all annual and quarterly financial statements prior to their issuance. During 2018, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with U.S. generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Committee. The Committee’s review included discussions with the independent registered public accountants of matters required to be discussed pursuant to Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee also discussed with the independent registered public accountants matters relating to their independence, including a review of their audit, written disclosures, and a letter from KPMG LLP to the Audit Committee pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with audit committees concerning independence.

[40]	Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting

In addition, the Committee reviewed key initiatives and programs aimed at maintaining the effectiveness of the Company’s internal controls and management’s disclosure control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing internal audit department staffing levels and steps taken to maintain the effectiveness of internal procedures and controls.

Taking all of these reviews and discussions into account, the Committee members recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC.

Members of the Audit Committee are: Frank P. Patafio, who serves as Chairman, Annette Catino, Gil Chapman, Patrick E. Scura, Jr., and Paul V. Stahlin.

Policy for Approval of Audit and Permitted Non-audit Services

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving services prior to the engagement or pursuant to a pre-approval policy with respect to particular services. These services may include audit services, audit-related services, and other services. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee when expediency is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

All audit, and other categories of fees, as applicable, described below were approved either as part of our engagement of KPMG LLP or pursuant to the pre-approval policy described above. The Audit Committee concluded that the provision of all such services, as applicable, by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Auditor Fees and Services

The following table presents fees for professional services rendered by KPMG LLP for 2018 and 2017.

	Year Ended December 31, 2018	Year Ended December 31, 2017
Audit Fees	$627,000	$610,000

The aggregate fees included in the Audit Fees category were fees billed or expected to be billed for the calendar years for the audit of our annual financial statements and the review of our quarterly financial statements.

Audit Fees. Audit fees of $627,000 for the year ended 2018, and $610,000 for the year ended December 31, 2017, were for professional services rendered for the audits of our consolidated financial statements, review of quarterly financial information, and the internal control attestations required under the Sarbanes-Oxley Act of 2002 and the Federal Deposit Insurance Corporation regulations for the years ended December 31, 2018 and 2017.

Audit-Related Fees. No other audit-related fees were incurred for 2018 or 2017.

Tax Fees or Other Fees. No tax fees or other fees were incurred for 2018 or 2017.

Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting	[41]

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Bylaws provide that our Board of Directors shall be divided into three classes, and one class of directors is to be elected annually. Our directors are generally elected to serve for a three-year period, or a shorter period if the director is elected to fill a vacancy, subject to mandatory retirement in accordance with the Company’s bylaws, or until their respective successors shall have been elected and shall qualify. Four directors will be elected at the annual meeting and will serve until their successors have been elected and qualified.

The Nominating and Corporate Governance Committee has nominated Gil Chapman, Steven M. Klein, Frank P. Patafio, and Paul V. Stahlin to serve as directors for three-year terms.

Each of the nominees is currently a member of the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS.

The table below sets forth certain ownership information regarding our Board of Directors and the Named Executive Officers as of March 26, 2019. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the Annual Meeting for the election of the nominees identified above. If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected.

Name(1)	Positions Held in Northfield Bancorp, Inc.	Shares of Common Stock Beneficially Owned(2)		Percent of Class
John W. Alexander	Director and Chairman of the Board	771,459	(3)	1.5%
Annette Catino	Director	368,990	(4)	*
Gil Chapman	Director	157,107	(5)	*
John P. Connors, Jr.	Director	256,349	(6)	*
Timothy C. Harrison	Director	134,269	(7)	*
Karen J. Kessler	Director	131,600	(8)	*
Steven M. Klein	Director, President, and Chief Executive Officer	809,977	(9)	1.6%
Frank P. Patafio	Director	330,024	(10)	*
Patrick L. Ryan	Director	262,564	(11)	*
Patrick E. Scura, Jr.	Director	126,622	(12)	*
Paul V. Stahlin	Director	500		*
Kenneth J. Doherty	Executive Vice President, Senior Credit Advisor	603,327	(13)	1.2%
William R. Jacobs	Executive Vice President, Chief Financial Officer	159,937	(14)	*
Tara L. French	Executive Vice President, Chief Administrative Officer	13,750	(15)	*
Michael J. Widmer	Executive Vice President, Operations	312,699	(16)	*
All Directors and Executive Officers as a group (15 individuals)		4,439,174		8.6%(17)
*	Less than 1%.
(1)	The mailing address for each person listed is 581 Main Street, Suite 810, Woodbridge, New Jersey, 07095.
(2)	See definition of “beneficial ownership” in the table “Voting Securities and Principal Holders Thereof.”

[42]	Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting

(3)	Includes 342,413 shares held jointly with Mr. Alexander’s spouse, and 33,587 shares allocated to Mr. Alexander under Northfield Bank’s ESOP. Also includes 384,459 shares that may be acquired within 60 days of March 26, 2019, by exercising options.
(4)	Includes 99,852 shares held jointly with Ms. Catino’s spouse, 6,000 shares held in Ms. Catino’s IRA account, and 37,460 shares held in Ms. Catino’s SEP account. Also includes 85,600 shares that may be acquired within 60 days of March 26, 2019, by exercising options.
(5)	Includes 7,500 shares held in Mr. Chapman’s IRA accounts, 29,111 shares held jointly with Mr. Chapman’s spouse and 6,610 shares held by Mr. Chapman’s spouse. Also includes 85,600 shares that may be acquired within 60 days of March 26, 2019, by exercising options.
(6)	Includes 37,122 shares held in Mr. Connors’ IRA accounts, 14,300 shares held jointly with Mr. Connors’ spouse, and 841 shares held by Mr. Connors’ spouse. Also includes 85,600 shares that may be acquired within 60 days of March 26, 2019, by exercising options.
(7)	Includes 85,600 shares that may be acquired within 60 days of March 26, 2019, by exercising options.
(8)	Includes 3,500 shares held in Ms. Kessler’s IRA account. Also includes 85,600 shares that may be acquired within 60 days of March 26, 2019, by exercising options.
(9)	Includes 49,371 shares held in Northfield Bank’s 401(k) Plan and 35,574 shares allocated to Mr. Klein under Northfield Bank’s ESOP. Also includes 350,400 shares that may be acquired within 60 days of March 26, 2019, by exercising options.
(10)	Includes 104,500 shares held jointly with Mr. Patafio’s spouse and 52,150 shares held by Mr. Patafio’s spouse. Includes 85,600 shares that may be acquired within 60 days of March 26, 2019, by exercising options.
(11)	Includes 135,000 shares held in family trusts, 7,000 shares held by Mr. Ryan’s spouse, 40,000 shares held in Mr. Ryan’s IRA, and 10,000 shares held by a limited liability company controlled by Mr. Ryan. Includes 27,800 shares that may be acquired within 60 days of March 26, 2019, by exercising options.
(12)	Includes 85,600 shares that may be acquired within 60 days of March 26, 2019, by exercising options.
(13)	Includes 27,168 shares held jointly with Mr. Doherty’s spouse, 3,368 shares held by Mr. Doherty’s spouse, 45,833 shares held in Northfield Bank’s 401(k) Plan, and 27,704 shares allocated to Mr. Doherty under Northfield Bank’s ESOP. Also includes 225,600 shares that may be acquired within 60 days of March 26, 2019, by exercising options.
(14)	Includes 9,261 shares held in Northfield Bank’s 401(k) Plan, and 20,033 shares allocated to Mr. Jacobs under Northfield Bank’s ESOP. Also includes 85,600 shares that may be acquired within 60 days of March 26, 2019, by exercising options.
(15)	Includes 6,250 shares that may be acquired within 60 days of March 26, 2019, by exercising options.
(16)	Includes 24,029 shares held jointly with Mr. Widmer’s spouse, 5,896 shares held in Mr. Widmer’s IRA account, and 26,582 shares allocated to Mr. Widmer under Northfield Bank’s ESOP. Also includes 176,000 shares that may be acquired within 60 days of March 26, 2019, by exercising options.
(17)	Directors and executive officers beneficially owned 4,439,174 shares of common stock, or 8.6% of the outstanding shares. To calculate ownership percentages of all directors and executive officers as a group, outstanding shares at March 26, 2019, have been increased by 1,855,309 shares, representing options held by all directors and executive officers of Northfield Bancorp, Inc. that may be acquired within 60 days by exercising such options.

Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting	[43]

PROPOSAL 2 — APPROVAL OF THE NORTHFIELD BANCORP, INC. 2019 EQUITY INCENTIVE PLAN

The Board of Directors has adopted, subject to stockholder approval, the Northfield Bancorp, Inc. 2019 Equity Incentive Plan (the “Equity Incentive Plan”, or the “EIP”) to provide the Company with sufficient equity compensation with the objectives of appropriately incentivizing our officers, employees and directors to execute on our strategic plan to build stockholder value, while providing appropriate stockholder protections.

The Company believes that equity awards are an important component of a balanced, comprehensive compensation program. Many of the companies that we compete with for officers, employees and directors offer equity compensation as part of their overall compensation programs. By approving the Equity Incentive Plan, our stockholders will give us the flexibility we need to continue to attract, motivate and retain highly qualified officers, employees and directors by offering a competitive compensation program that is linked to the performance of our common stock, and therefore aligned with the interests of our stockholders.

The Board of Directors, through its Compensation Committee, in consultation with its independent consultant, Pearl Meyer, and the Company’s outside legal counsel, Luse Gorman, PC, has evaluated current practices of financial institutions in our marketplace related to equity plan design and equity grant practices. The Company has also evaluated its strategic plan and believes that the Equity Incentive Plan is appropriately designed to allow the Company to meet the objectives stated above.

Highlights of the proposed Equity Incentive Plan:

+	“Double Trigger” change in control or merger of equals vesting with no tax gross ups.	+	Conservative share recycling only for forfeited and expired equity awards.
+	Minimum one year vesting requirement for all equity awards and minimum three year vesting of all equity awards for the Chief Executive Officer.	+	Minimum three year holding period of “Covered Shares” for Chief Executive Officer.
+	No repricing of stock options or SARs.	+	Dividends on unvested restricted stock deferred until vesting of shares.

The following is a summary of the key attributes and features and related discussion of the Equity Incentive Plan, which is qualified in its entirety by reference to the provisions of the Equity Incentive Plan, attached hereto as Appendix A. Unless indicated otherwise, capitalized terms are defined in the Equity Incentive Plan.

Key Attribute	Feature	Discussion
Equity Award Types	Stock Options, stock appreciation rights (SARs), restricted stock awards, restricted stock units.	The EIP provides the Company with equity award types predominantly used in the marketplace to provide maximum flexibility in meeting its compensation objectives.
Award Vesting Criteria: Performance Awards Service-Based Awards
The vesting of restricted stock awards and restricted stock units may be subject to the achievement of performance measures as determined by the Compensation Committee of the Board of Directors (the “Committee”) or subject to vesting over a period of time based on continuous service (i.e., service-based).

Under prior equity incentive plans approved by the Company’s stockholders, the Compensation Committee, in consultation with its independent compensation consultant, granted all equity awards subject to service-based vesting. At the time of these prior grants, service-based vesting was the prevalent market practice for a mutual savings bank converting to a public company structure. Based on the Committee’s evaluation of current market practices, it expects that a portion of equity award grants under the EIP will be subject to performance-based

[44]	Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting

Key Attribute	Feature	Discussion
vesting. The Committee intends to continue to use an independent compensation consultant to assist in determining the vesting criteria of equity award grants.
Vesting Period
No equity award may vest in less than one year.

Unless specified otherwise by the Committee:

Performance Awards
Cliff-vest (i.e., vest entirely at the end of the performance period). All Employees, with the exception of the Chief Executive Officer, vest over a performance period not to exceed three years, and the Chief Executive Officer’s performance period shall be three years or more.

Service-Based Awards
Vest in equal annual installments for all participants. All employee equity awards, with the exception of the Chief Executive Officer’s, vest over a period not to exceed three years, and the Chief Executive Officer’s awards vest over three years or more. Non-employee directors’ awards vest one year from the date of grant.

The Committee views equity awards as longer-term compensation elements that generally should vest over periods of one year or more for directors, officers and employees, with the exception of the Chief Executive Officer whose awards should vest over periods of three years or more.

Holding Period Requirement for Chief Executive Officer
Our Chief Executive Officer is required to retain direct ownership of a least 50% of covered shares (as defined in the EIP) for 36 months from the date of vesting. This period may be shorter following certain events, including a termination of employment, or a change in control or merger of equals.

The Company has robust stock ownership requirements for its executive officers and non-employee directors, and the Committee believes it is important for its Chief Executive Officer, who leads the development and implementation of our strategic plans, to retain a significant portion of vested grants for a meaningful period of time following vesting.

Prohibition Against Stock Option or SAR Repricing	Neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the exercise	The Committee determined that repricing stock options or SARs is contrary to the objectives of this equity award type and would not be in alignment with stockholders’ interests.

Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting	[45]

Key Attribute	Feature	Discussion

price of a stock option or SAR previously granted under the EIP, except in the event of certain corporate transactions set forth in the EIP (including stock splits, and stock dividends) or adjustments approved by the Company’s stockholders.

Acceleration of Vesting- Termination of Service due to Death and Disability
Unless specified otherwise by the Committee:

Service-Based Awards
Awards that would have vested in the year of death or disability shall vest at the date of termination of service. All awards vesting in years subsequent to death or disability are forfeited.

Performance Awards
Awards vest on a pro-rata basis at the date of termination of service based on a formula that assumes Committee-established performance measure(s) are met at target (or actual achievement of the performance measure(s) if greater).

Generally, all vested stock options and SARs are exercisable for one year from the date of termination of service due to death or disability.
The Committee determined that recognizing participant contributions up to death or disability is appropriately aligned with stockholders’ interests.
Acceleration of Vesting- Termination of Service for Cause or Resignation for any Reason (except Death, Disability, Change in Control or Merger of Equals)
Unless specified otherwise by the Committee, no service-based award or performance award shall vest upon a participant’s termination for cause, or resignation for any reason (except death or disability).

Generally, all vested stock options and SARs are exercisable for three months from the date of termination of service due to resignation for

The Committee determined that acceleration of vesting equity awards following a termination of service for reasons other than death, disability, change in control or merger of equals is not appropriately aligned with the objectives of the EIP or in stockholders’ interests.

[46]	Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting

Key Attribute	Feature	Discussion
any reason (except death or disability). On termination for cause, all unexercised stock options will be forfeited.
Acceleration of Vesting- Termination of Service due to Retirement
Unless specified otherwise by the Committee, no service-based award or performance award shall vest upon a participant’s retirement.

Generally, all vested stock options and SARs are exercisable for one year from the date of termination of service due to retirement.

The Company provides retirement benefits through its employee stock ownership plan, 401(k) plan, and other retirement offerings to eligible employees. The Committee determined that acceleration of vesting of equity awards on retirement is not appropriately aligned with the objectives of the EIP.

Acceleration of Vesting- Committee Discretion
All service-based award or performance award vesting may be accelerated by the Committee, at its discretion, except that no award (service-based or performance award) may be accelerated in order to vest within the first year of grant.

The Committee determined that discretion to accelerate awards is important to allow the Company to respond to employment-related matters or other unforeseen circumstances that could warrant consideration of acceleration. Both prior equity incentive plans approved by the Company’s stockholders included discretion to accelerate awards under those plans. The Committee has not accelerated any equity awards under the 2014 Equity Incentive Plan, and accelerated only 1,234 restricted stock awards and 2,637 stock options under the 2008 Equity Incentive Plan.

Acceleration of Vesting- Termination of Service without Cause or Resignation for Good Reason following a Change in Control
Unless specified otherwise by the Committee:

All unvested service-based awards will vest on a termination of service without cause or a resignation for good reason following a change in control.

All unvested performance awards vest at the date of termination of service without cause or a resignation for good reason following a change in control as if Committee-established performance measure(s) are met at target (or actual achievement of the performance measure(s) if greater).

The Committee determined that a “double trigger” vesting acceleration is appropriate to provide the Company with a meaningful retention tool as an independent company, and any future acquirer with the ability to appropriately manage human resources during any merger integration.

Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting	[47]

Key Attribute	Feature	Discussion
Generally, all vested stock options and SARs are exercisable for one year from the date of termination of service.
Acceleration of Vesting- Termination of Service without Cause or Resignation for Good Reason following a Merger of Equals
Unless specified otherwise by the Committee:

All unvested service-based awards will vest on termination of service without cause or a resignation for good reason within 36 months following a merger of equals.

All unvested performance awards vest at the date of termination of service without cause or a resignation for good reason within 36 months following a merger of equals as if Committee- established performance measure(s) are met at target (or actual achievement of the performance measure(s) if greater).

Generally, all vested stock options and SARs are exercisable for one year from the date of termination of service.

The Committee determined that a “double trigger” vesting acceleration is appropriate to provide the Company with a meaningful retention tool as an independent company, and any future combined entity with the ability to appropriately manage human resources during any merger integration.

The Committee believes that including a Merger of Equals vesting provision is appropriate to further ensure that merger transactions that don’t satisfy the EIP’s change in control definition receive the appropraite consideration for the benefit of stockholders. The EIP’s definition of Merger of Equals requires both that (i) the Company issue 30% or more of its outstanding common stock in a merger-type transaction and (ii) less than 60% of the members of the Board of Directors of the Company’s immediately prior to the completion of the transaction are members of the Board of Directors of the Company after completion of the transaction.

Share Limitations, Exchange Ratio,Freezing of Equity Grants under the 2014 Northfield Bancorp Equity Incentive Plan, and Plan Duration
The maximum number of shares of stock that may be delivered to participants in the form of stock options and SARs is 6,000,000 shares.

To the extent an equity award is issued in the form of a restricted stock grant, or restricted stock unit, the number of stock options/SARs that can be granted is reduced by 4½.

The maximum number of shares of stock that may be delivered to participants in the form of restricted stock awards and restricted stock units is 1,333,000 shares.

As of April 3, 2019 (the latest

The Committee evaluated a number of factors in determining an appropriate plan size, including the grant practices of peer community banks, the shareholder value transfer to participants, and positions published by proxy advisors.

The Committee provided an equity award fungibility ratio to allow it maximum flexibility to determine the appropriate mix of equity award types, in accordance with market practices and the objectives of the Committee.

Since the Committee primarily granted equity awards in 2014 and 2015 using grant practices of recently converted mutual organizations, the calculated plan duration based on recent equity grants, which have been nominal, results in a calculated plan duration of over 39 years.

[48]	Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting

Key Attribute	Feature	Discussion

practicable date before the printing of this Proxy Statement) the closing price of the Company’s common stock, as reported on the NASDAQ stock market was $14.07.

If the EIP is approved by Stockholders, the 2014 Northfield Bancorp Equity Incentive Plan will be frozen and equity awards that would otherwise be available for issuance will not be available for grant. Under the terms of the 2008 Northfield Equity Incentive Plan, no further grants can be made.
Moving forward, the Committee believes the plan size will be appropriate to allow it to execute on its strategic plan for a period of up to five years.
Limitation of Grants to Individuals
The maximum number of awards, in the aggregate, including stock options, SARs, restricted stock and restricted stock units shall not have a fair value (as of the date of grant) exceeding the following in any calendar year:

$1,000,000 for any employee.

$200,000 for any non-employee director.

$150,000 for any service provider.

The Committee expects that it will continue to use the services of an independent compensation consultant to assist it in making equity award grants, but believes it is important to provide calendar year plan limitations of grant date fair value to participants.

Recycling of Equity Awards	Only forfeited and expired equity awards are available for reissuance under the plan.	The Committee believes that conservative recycling of equity awards is an important provision in the EIP and properly aligns with stockholder interests.
Dividends and Voting Rights on Restricted Stock Awards
Any cash dividends or distributions declared with respect to shares of stock subject to a restricted stock award are withheld and distributed at the time that the restricted shares vest.

Unless the Committee determines otherwise, a participant holding unvested, non-forfeited restricted stock shall have voting rights as exercised at the participant’s discretion.

The Committee believes that deferring the payment of dividends and providing voting rights on unvested restricted stock awards provides participants with the appropriate rights and benefits of the restricted stock awards, further acts a retention tool, and appropriately aligns the interests of the participants with stockholders at the date of grant.

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Key Attribute	Feature	Discussion
Automatic Exercise of Stock Options and SARs
At the Committee’s discretion, stock options or SARs that are exercisable but unexercised as of the day immediately before the tenth anniversary of the date of grant may be automatically exercised, in accordance with the procedures established by the Committee.
The Committee believes that providing automatic exercise provisions is in the best interest of the Company and participants and provides for an efficient mechanism to exercise stock options and SARs.
Clawback of Awards
The EIP provides for a number of forfeiture events including termination for cause, violation of material policies of the Company, breach of noncompetition, automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 related to accounting restatements, and the clawback policy of the Company approved by the board on November 28, 2018, as may be amended or restated from time to time.

The Company maintains strong clawback provisions in its cash incentive compensation plans and believes maintaining strong equity clawback provisions for the EIP is in the best interests of stockholders to mitigate inappropriate risk taking. In addition, the Company maintains clawback policies that include both cash and equity incentive compensation.

Equity Compensation Plan Information – As of December 31, 2018, the Company had the following equity awards outstanding:

•	3,251,595 stock options with a weighted average exercise price of $13.51, and an average remaining term to expiration of 5.62 years;
•	328,962 non-vested restricted shares.

As of December 31, 2018, 142,154 restricted shares and 348,373 stock options remain available for grant under the Northfield Bancorp, Inc. 2014 Equity Incentive Plan. If the Northfield Bancorp, Inc. 2019 Equity Incentive Plan is approved by stockholders, no future equity awards will be granted under the Northfield Bancorp, Inc. 2014 Equity Incentive Plan.

As of December 31, 2018, no awards are available for grant under the Northfield Bancorp, Inc. 2008 Equity Incentive Plan. The ability of the Company to make grants under this plan, which has an effective date of December 17, 2008, expired on December 17, 2018.

Federal Income Tax Considerations

The following is a summary of the federal income tax consequences that may arise in conjunction with participation in the Equity Incentive Plan.

Non-Qualified Stock Options. The grant of a non-qualified stock option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and we will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided the participant was, without a break in service, an employee of Northfield Bancorp, Inc. or a subsidiary during the period

[50]	Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting

beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code). In the event of the participant’s death while employed or within three months of termination of employment, an incentive stock option may be exercised by the participant’s beneficiary for one year after his or her death and will receive favorable tax treatment. We will not be entitled to a tax deduction upon the exercise of an incentive stock option.

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the exercise of such stock option, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as a capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally recognize ordinary income at the time of the disposition of the shares in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and we will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be a capital gain. If the amount realized at the time of disposition is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights. The grant of a stock appreciation right will not result in taxable income to the participant. Upon exercise of a stock appreciation right, the fair market value of shares received (or the cash received, if applicable) will be taxable to the participant as ordinary income, and the Company will be entitled to a corresponding tax deduction. Gains and losses realized by the participant upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Dividend Equivalent Rights. The grant of a dividend equivalent right will not result in taxable income to the participant. At the time of payment of a cash dividend equivalent with respect to shares of Company stock underlying a dividend equivalent right, the cash received will be taxable to the participant as ordinary income and the Company will be entitled to a corresponding tax deduction.

Restricted Stock. A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and we will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant and we will be entitled to a corresponding deduction for tax purposes. A participant who makes an election under Section 83(b) of the Internal Revenue Code will include the full fair market value of the restricted stock award subject to such election in taxable income in the year of grant at the grant date fair market value.

Restricted Stock Units. A participant who has been granted a restricted stock unit will not realize taxable income at the time of grant and will not be entitled to make an election under Section 83(b) of the Internal Revenue Code since no stock is actually transferred to the recipient on the date of grant. At the time a restricted stock unit vests, assuming the award is distributed at that time, the recipient will recognize ordinary income in an amount equal to the fair market value of the common stock or the amount of cash received. If the restricted stock unit is not distributed at the time it vests, no income will be recognized at that time and taxation will be deferred until the value of the restricted stock unit is distributed. At the time the recipient recognizes taxable income on a restricted stock unit, we will be entitled to a corresponding tax deduction in the same amount recognized by the award recipient.

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Withholding of Taxes. We may withhold amounts from participants to satisfy tax withholding requirements. Except as otherwise provided by the Committee, participants may have shares withheld from awards to satisfy the minimum tax withholding requirements.

Change in Control. Any acceleration of the vesting or payment of awards under the Equity Incentive Plan in the event of a change in control or termination of service following a change in control may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Internal Revenue Code, which may subject the participant to a 20% excise tax and preclude deduction by Northfield Bancorp, Inc.

Tax Advice. The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Equity Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Equity Incentive Plan.

Accounting Treatment

Under U.S. generally accepted accounting principles, we are required to recognize compensation expense in our financial statements over the requisite service period or performance period based on the grant date fair value of stock options and other equity-based compensation (such as restricted stock awards, and restricted stock units).

Awards to be Granted

The Board of Directors adopted the Equity Incentive Plan, and the Compensation Committee intends to meet after stockholder approval to determine the specific terms of the awards, including the allocation of awards to officers, employees and non-employee directors. At the present time, no specific determination has been made as to the grant or allocation of awards. As of December 31, 2018, there were 10 non-employee directors, approximately 373 employees, and approximately 275 service providers eligible to receive awards under the Equity Incentive Plan. It is expected that limited awards, if any, would be made to service providers.

Required Vote and Recommendation of the Board

In order to approve the Equity Incentive Plan, the proposal must receive the affirmative vote of the majority of votes cast at the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE NORTHFIELD BANCORP, INC. 2019 EQUITY INCENTIVE PLAN.

[52]	Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

The compensation of our Principal Executive Officer, our Principal Financial Officer and the other executive officers of the Company (“Named Executive Officers”) is described under “EXECUTIVE COMPENSATION—Compensation Discussion and Analysis,” compensation tables, and related narrative. Stockholders are encouraged to read that section of the Proxy Statement, which discusses our compensation philosophy, objectives, and process for determining compensation with respect to our Named Executive Officers.

In accordance with Section 14A of the Exchange Act, stockholders will be asked at the Annual Meeting to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory, non-binding resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our stockholders and encourage all stockholders to vote their shares on this matter. The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 3.

PROPOSAL 4 — ADVISORY VOTE ON FREQUENCY OF FUTURE “SAY-ON-PAY” ADVISORY VOTES

In accordance with Section 14A of the Exchange Act, we are providing a stockholder advisory vote to approve the compensation of executives (the “say-on-pay” advisory vote in Proposal 3 above) this year and we expect that we will do so annually. Pursuant to Section 14A of the Exchange Act, at the Annual Meeting, we are also asking stockholders to vote on whether future “say-on-pay” advisory votes on executive compensation should occur every year, every two years or every three years. We will submit to stockholders the question of the frequency of advisory votes on executive compensation at least once every six years.

After careful consideration, the Board of Directors recommends that future stockholder “say-on-pay” advisory votes on executive compensation be conducted every year.

Although the Board of Directors recommends a “say-on-pay” vote every year, stockholders will be able to specify one of four choices for this proposal: 1 year, 2 years, 3 years or abstain. Stockholders are not voting to approve or disapprove of the Board of Directors’ recommendation.

Although this advisory vote regarding the frequency of “say-on-pay” votes is non-binding on the Board of Directors, the Board of Directors and the Compensation Committee will review the voting results and take them into consideration when deciding how often to conduct future “say-on-pay” stockholder advisory votes.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE “1-YEAR” FREQUENCY OPTION.

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PROPOSAL 5 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm for the year ended December 31, 2018, was KPMG LLP. Our Audit Committee has approved the engagement of KPMG LLP to be our independent registered public accounting firm for the year ending December 31, 2019, subject to the ratification of the engagement by our stockholders. At the annual meeting, the stockholders will consider and vote on the ratification of the engagement of KPMG LLP for the year ending December 31, 2019. Representatives of KPMG LLP are expected to attend the annual meeting to respond to appropriate questions and to make a statement if they so desire.

Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interest of Northfield Bancorp, Inc. and its stockholders.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2019.

[54]	Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s common stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934. Executive officers and directors of Northfield Bancorp, Inc. and beneficial owners of greater than 10% of our shares of common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4, and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership. SEC rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director, or 10% beneficial owner of the shares of common stock to file a Form 3, 4, or 5 on a timely basis. Based upon our review of Forms 3, 4, and 5 provided to us for the year ended December 31, 2018, we believe no officer, director, or 10% beneficial owner of Northfield Bancorp, Inc. failed to timely file any such required report.

Proxy Solicitation Costs

The cost of solicitation of proxies will be borne by Northfield Bancorp, Inc. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares of common stock. In addition to solicitations by mail, our directors, officers, and regular employees may solicit proxies personally, telephone, or other forms of communication without additional compensation. Our Annual Report on Form 10-K for the year ended December 31, 2018, has been mailed or made available online to all stockholders of record as of March 26, 2019. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing us.

Voting by Benefit Plans

If you participate in the Northfield Bank ESOP or if you hold Northfield Bancorp, Inc. common stock through the Northfield Bank Employee Savings Plan (the “401(k) Plan”), you will receive vote authorization forms for the plans that reflect all shares you may direct the trustees to vote on your behalf under the plans. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of Northfield Bancorp common stock held by the ESOP and allocated shares for which no voting instructions are received or an instruction to “abstain” is received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant is entitled to provide voting instructions for all shares credited to his or her 401(k) Plan account and held in the Northfield Bancorp, Inc. Stock Fund. Shares for which no voting instructions are given or for which instructions were not timely received will be voted in the same proportion as shares for which voting instructions were received. The deadline for returning your ESOP and 401(k) Plan voting instructions is May 15, 2019.

Other Matters

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

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Online Delivery of Proxy and Other Materials

We have elected to take advantage of SEC rules that allow companies to furnish proxy materials to their stockholders on the Internet. We believe that the rules will allow us to provide our stockholders with the information they need to vote at our Annual Meeting, while also lowering the costs of delivery and reducing the environmental impact of producing and distributing the related proxy materials.

Since April 9, 2019, the proxy materials for the 2019 Annual Meeting (which includes the 2018 Annual Report to Stockholders) have been available at the following website: www.eNorthfield.com/proxy. Stockholders who wish to receive a printed copy of the proxy materials available on this website may request copies in any of the following ways: (1) by telephone at 1-800-579-1639; (2) online at www.proxyvote.com; or (3) send an e-mail to sendmaterials@proxyvote.com, and enter in the subject line the information that is printed in the box marked by the arrow on your Notice of the Annual Meeting. Stockholders who are not eligible to vote at the Annual Meeting may find our 2018 Annual Report to Stockholders and the Notice of 2019 Annual Meeting and Proxy Statement on the Investor Relations portion of our Company website.

[56]	Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS

The Notice and Proxy Statement, Annual Report on Form 10-K, and Proxy Card are available at www.eNorthfield.com/proxy.

Householding of Proxy Statements and Annual Reports

If you request a copy of the Annual Report on Form 10-K and Proxy Statement, we intend to deliver only one copy of each to multiple registered stockholders sharing the same address unless we receive contrary instructions from one or more of the stockholders. If individual stockholders wish to receive a separate copy of the Annual Report or Proxy Statement, they may call or write and request separate copies currently or in the future as follows:

Investor Relations
Northfield Bancorp, Inc.
581 Main Street, Suite 810
Woodbridge, New Jersey 07095
Phone: (732) 499-7200, ext. 2515
Fax: (732) 634-0798

Registered stockholders sharing the same address and receiving multiple copies of the Annual Report and Proxy Statement may request the delivery of a single copy by writing or calling the above address or phone number.

Social and Environmental Commitment

Management and the Board of Directors of Northfield Bancorp, Inc. recognize that environmental and social matters impact Northfield Bank’s business, employees, customers, and stockholders. To that end, management has made a commitment to environmental and social initiatives including:

Social Commitment

•	Northfield Bank employees volunteered 2,500 hours for community organizations in 2018.
•	More than 50 Northfield Bank employees have leadership roles within community organizations.
•	Employees participated in more than 400 community events from 2016 through 2018.
•	The Northfield Bank Foundation has awarded more than $7.4 million in grants to more than 300 community organizations since it was created in 2007, including $2.2 million for health and human services, $2.1 million for education, $1.9 million for civic and community organizations, and $1.2 million for arts and culture.
•	Northfield Bank’s corporate philanthropy program contributes nearly $500,000 annually to community organizations.

Environmental Awareness

•	Northfield Bank’s low carbon business model seeks to promote responsibility to all stakeholders.
•	The Bank created an Environmental Impact Committee with diverse representation, to encourage business practices that protect and conserve our natural resources.
•	The Bank installs LED lighting & energy-efficient appliances in its premises.
•	The Bank takes efforts to properly recycle paper, plastic, glass, and metal and produces marketing materials with recycled paper.

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•	The Bank seeks to reduce consumption, including installation of water coolers to reduce the use of bottled water, and utilizing electronic documents to reduce paper usage.
•	The Bank adopts technology that can reduce our carbon footprint, such as providing direct and remote deposit capabilities and promoting e-statement enrollment to decrease paper and ink use.
•	The Bank hosts customer and community “Free Shred Days” and recycles the by-products.
BY ORDER OF THE BOARD OF DIRECTORS

M. Eileen Bergin
Senior Vice President, Corporate Secretary

Woodbridge, New Jersey
April 9, 2019

[58]	Northfield Bancorp, Inc. l Proxy Statement for 2019 Annual Meeting

Appendix A

NORTHFIELD BANCORP, INC.
2019 EQUITY INCENTIVE PLAN

ARTICLE 1
 GENERAL

Section 1.1   Purpose, Effective Date and Term. The purpose of the Northfield Bancorp, Inc. 2019 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of Northfield Bancorp, Inc. (the “Company”), and its Subsidiaries, including Northfield Bank (the “Bank”), by providing a means to attract, retain and reward individuals who contribute to such success and to further align their interests with those of the Company’s stockholders through the ownership of additional common stock of the Company. The “Effective Date” of the Plan shall be the date the Plan satisfies the applicable shareholder approval requirements. The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted under the Plan after the day immediately prior to the ten-year anniversary of the Effective Date. Upon stockholder approval of this Plan, no further awards shall be granted under the Northfield Bancorp, Inc. 2014 Equity Incentive Plan, which shall remain in existence solely for the purpose of administering outstanding grants.

Section 1.2   Administration. The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”), in accordance with Section 5.1.

Section 1.3   Participation. Each Employee or Director of, or service provider to, the Company or any Subsidiary of the Company who is granted an Award in accordance with the terms of the Plan shall be a “Participant” in the Plan. The grant of Awards shall be limited to Employees and Directors of, and service providers to, the Company or any Subsidiary.

Section 1.4   Definitions. Capitalized terms used in this Plan are defined in Article 8 and elsewhere in this Plan.

ARTICLE 2
AWARDS

Section 2.1   General. Any Award under the Plan may be granted singularly or in combination with another Award (or Awards), or in tandem whereby the exercise or vesting of one Award held by the Participant cancels another Award held by the Participant. Each Award under the Plan shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such Award and as evidenced in the Award Agreement. Subject to the provisions of Section 2.8, an Award may be granted as an alternative to or replacement of an existing Award under the Plan or any other plan of the Company or any Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary. The types of Awards that may be granted under the Plan include:

(a)   Stock Options. A Stock Option means a grant under Section 2.2 that represents the right to purchase shares of Stock at an Exercise Price established by the Committee. Any Stock Option may be either an Incentive Stock Option (an “ISO”) that is intended to satisfy the requirements applicable to an “Incentive Stock Option” described in Code Section 422(b), or a Non-Qualified Stock Option (a “Non-Qualified Option”) that is not intended to be an ISO; provided, however, that no ISOs may be granted: (i) after the day immediately prior to (A) the ten-year anniversary of the Effective Date or (B) the date the Plan is approved by the Board, whichever is earlier; or (ii) to a non-Employee. Unless otherwise specifically provided by its terms, any Stock Option granted to an Employee under this Plan shall be an ISO to the maximum extent permitted. Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify such Stock Option from ISO treatment such that it shall become a Non-Qualified Option; provided, however, that any such modification shall be ineffective if it causes the Award to be subject to Code Section 409A (unless, as modified, the Award complies with Code Section 409A).

(b)   Stock Appreciation Rights. A stock appreciation right (a “SAR”) means a grant under Section 2.2, which represents the right to receive in shares of Stock an amount equal to or based upon the excess of: (i) the Fair Market Value of a share of Stock at the time of exercise; over (ii) the Exercise Price established by the Committee in accordance with Section 2.2.

(c)   Restricted Stock Awards. A Restricted Stock Award means a grant of shares of Stock under Section 2.3 for no consideration or such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan, subject to a vesting schedule or the satisfaction of market conditions or performance conditions.

(d)   Restricted Stock Units. A Restricted Stock Unit means a grant under Section 2.4 denominated in shares of Stock that is similar to a Restricted Stock Award except no shares of Stock are actually awarded on the date of grant of a Restricted Stock Unit. A Restricted Stock Unit is subject to a vesting schedule or the satisfaction of market conditions or performance conditions and shall be settled in shares of Stock, provided, however, that in the sole discretion of the Committee, determined at the time of settlement, a Restricted Stock Unit may be settled in cash based on the Fair Market Value of a share of the Company’s Stock multiplied by the number of Restricted Stock Units being settled.

(e)   Performance Awards. A Performance Award means an Award that is granted and will vest upon the achievement of one or more specified market or performance conditions set forth in Section 2.5.

Section 2.2   Stock Options and SARs.

(a)   Grant of Stock Options and SARs. Each Stock Option or SAR shall be evidenced by an Award Agreement that shall: (i) specify the number of Stock Options or SARs covered by the Award; (ii) specify the date of grant of the Stock Option or SAR (iii) specify the vesting period or conditions to vesting; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe.

(b)   Terms and Conditions. A Stock Option or SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall a Stock Option or SAR expire later than ten (10) years after the date of its grant (or five (5) years with respect to ISOs granted to an Employee who is a 10% Stockholder). The “Exercise Price” of each Stock Option or SAR shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; provided further, that the Exercise Price may be higher or lower in the case of Stock Options or SARs granted or exchanged in replacement of existing Awards held by an Employee or Director of, or service provider to, an acquired entity. The payment of the Exercise Price of a Stock Option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the day of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (iii) by a net settlement of the Stock Option, using a portion of the shares obtained on exercise in payment of the Exercise Price of the Stock Option (and if applicable, any minimum required tax withholding); (iv) by personal, certified or cashier’s check; (v) by other property deemed acceptable by the Committee; or (vi) by any combination thereof. The total number of shares that may be acquired upon the exercise of a Stock Option or SAR shall be rounded down to the nearest whole share, with cash-in-lieu paid by the Company, at its discretion, for the value of any fractional share. Neither dividends nor Dividend Equivalent Rights shall be paid on any Stock Option or SAR.

Section 2.3   Restricted Stock.

(a)   Grant of Restricted Stock. Each Restricted Stock Award shall be evidenced by an Award Agreement that shall: (i) specify the number of shares of Stock covered by the Restricted Stock Award; (ii) specify the date of grant of the Restricted Stock Award; (iii) specify the vesting period; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock that, at the discretion of the Committee, shall be either: (x) registered in the name of the Participant and held by or on behalf of the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock; or (y) registered in the name of, and delivered to, the Participant. In any event, to the extent certificated, the certificates evidencing the Restricted Stock Award shall at all times prior to the applicable vesting date bear the following legend:

The Stock evidenced hereby is subject to the terms of an Award Agreement with Northfield Bancorp, Inc. (the “Company”) dated [Date], made pursuant to the terms of the Northfield Bancorp, Inc. 2019 Equity Incentive Plan, copies of which are on file at the executive offices of Northfield Bancorp, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Award Agreement, or such other restrictive legend as the Committee, in its discretion, may specify.

Notwithstanding the foregoing, the Company may in its sole discretion issue Restricted Stock in any other approved format (e.g., electronically) in order to facilitate the paperless transfer of such Awards. In the event Restricted Stock is not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence Participants’ ownership of such Awards. Restricted Stock that is not issued in certificate form shall be subject to the same terms and conditions of the Plan as certificated shares, including the restrictions on transferability and the provision of a stock power executed by the Participant in favor of the Company, until the satisfaction of the conditions to which the Restricted Stock Award is subject.

(b)   Terms and Conditions. Each Restricted Stock Award shall be subject to the following terms and conditions:

(i)   Dividends. Any cash dividends or distributions declared with respect to shares of Stock subject to the Restricted Stock Award shall be delayed and distributed to the Participant at the time that the Restricted Stock vests. The Committee shall cause the dividend to be distributed to the Participant no later than two and one-half months following the date on which the Restricted Stock vests. Similarly, no dividends shall be paid with respect to any Restricted Stock Awards subject to performance-based vesting conditions unless and until the Participant vests in such Restricted Stock Award. Upon the vesting of a performance-based Restricted Stock Award under Section 2.5, any dividends declared but not paid during the vesting period shall be paid within thirty (30) days following the vesting date. Any stock dividends declared on shares of Stock subject to a Restricted Stock Award shall be subject to the same restrictions and shall vest at the same time as the shares of Restricted Stock from which said dividends were derived and this paragraph (i) shall apply with respect to any cash dividends paid on stock dividends.

(ii)   Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, a Participant shall have voting rights related to the unvested, non-forfeited Restricted Stock and such voting rights shall be exercised by the Participant in his or her discretion.

(iii)   Tender Offers and Merger Elections. Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. Such a direction for any such shares of Restricted Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Restricted Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the Participant is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the shares of Restricted Stock shall not be tendered.

Section 2.4   Restricted Stock Units.

(a)   Grant of Restricted Stock Unit Awards. Each Restricted Stock Unit shall be evidenced by an Award Agreement which shall: (i) specify the number of Restricted Stock Units covered by the Award; (ii) specify the date of grant of the Restricted Stock Units; (iii) specify the vesting period or market conditions or performance conditions that must be satisfied in order to vest in the Award; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Services with the Company. Restricted Stock Unit Awards shall be paid in shares of Stock, or in the sole discretion of the Committee determined at the time of settlement, in cash or a combination of cash and shares of Stock.

(b)   Terms and Conditions. Each Restricted Stock Unit Award shall be subject to the following terms and conditions:

(i)   A Restricted Stock Unit Award shall be similar to a Restricted Stock Award except that no shares of Stock are actually awarded to the recipient on the date of grant. Each Restricted Stock Unit Award shall be evidenced by an Award Agreement that shall specify the Restriction Period (defined below), the number of Restricted Stock Units granted, and such other provisions, including the effect of termination of a Participant’s employment or Service with the Company, as the Committee shall determine. The Committee shall impose such other conditions and/or restrictions on any Restricted Stock Unit Award granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit, time-based vesting restrictions and performance-based vesting measures set forth in Section 2.5(a) hereof, restrictions under applicable laws or under the requirements of any Exchange or market upon which such shares may be listed, or holding requirements or sale restrictions placed by the Company upon vesting of such Restricted Stock Units.

(ii)   The Committee may, in connection with the grant of Restricted Stock Units, designate them as “performance-based compensation”, in which event it shall condition the vesting thereof upon the attainment of one or more performance measures set forth in Section 2.5(a) hereof. Regardless of whether Restricted Stock Units are subject to the attainment of one or more performance measures, the Committee may also condition the vesting thereof upon the continued Service of the Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Units (including without limitation any applicable performance measures) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or, in the case of Restricted Stock Units subject to performance measures, after the Committee has determined that the performance goals have been satisfied.

(iii)   Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Unit for which such Participant’s continued Service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable performance measures (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iv)   A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. No dividends shall be paid on Restricted Stock Units. In the sole discretion of the Committee, exercised at the time of grant, Dividend Equivalent Rights may be paid on Restricted Stock Units, provided that such Dividend Equivalent Rights shall be paid, if at all, no earlier than the date on which the Restricted Stock Units vest.

Section 2.5   Performance Awards. The vesting of a Performance Award consisting of a Restricted Stock Award or a Restricted Stock Unit Award that is intended to be “performance-based compensation” shall be conditioned on the achievement of one or more objective performance measures such as those set forth in sub-section (a) below, as may be determined by the Committee. At the discretion of the Committee, the vesting of any Stock Option or SAR also may be subject to the achievement of one or more objective performance measures.

(a)   Performance Measures. Such performance measures may include, but not be limited to, any one or more of the following:

•	book value or tangible book value per share;
•	basic earnings per share;
•	basic cash earnings per share;
•	diluted earnings per share;
•	diluted cash earnings per share;

•	return on equity;
•	net income or net income before taxes;
•	cash earnings;
•	net interest income;
•	non-interest income;
•	non-interest expense to average assets ratio;
•	cash general and administrative expense to average assets ratio;
•	efficiency ratio;
•	cash efficiency ratio;
•	return on average assets;
•	cash return on average assets;
•	return on average stockholders’ equity;
•	cash return on average stockholders’ equity;
•	return on average tangible stockholders’ equity;
•	cash return on average tangible stockholders’ equity;
•	core earnings;
•	operating income;
•	operating efficiency ratio;
•	net interest rate margin or net interest rate spread;
•	growth in assets, loans, or deposits;
•	loan production volume;
•	non-performing loans;
•	cash flow;
•	total shareholder return;
•	strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; or
•	any combination of the foregoing.

Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. The terms of an Award may provide that partial achievement of performance measures may result in partial payment or vesting of the award or that the achievement of the performance measures may be measured over more than one period or fiscal year. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent the exclusion is set forth in the Participant’s Award Agreement and identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report or in the Compensation Discussion and Analysis Section, if any, of the Company’s annual proxy statement: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) expenses incurred in connection with a merger, branch acquisition or similar transaction.

(b)   Adjustments. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. Notwithstanding anything to the contrary herein, performance measures relating to any Award hereunder will be modified, to the extent applicable, to reflect a change in the outstanding shares of Stock of the Company by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Company into another corporation, any separation of a corporation or any partial or complete liquidation by the Company or a Subsidiary. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

Section 2.6   Vesting of Awards and Holding Period Requirements.

(a)   Vesting of Service-Based Awards. The Committee shall specify the vesting schedule or conditions of each Service-based Award. Unless the Committee specifies a different vesting schedule at the time of grant, Service-based Awards shall vest in accordance with the following: (i) Service-based Awards granted to Employees, other than to the Chief Executive Officer, shall vest in equal annual installments over a period not exceeding three (3) years, with the first installment vesting no earlier than one year after the date of grant; (ii) Service-based Awards granted to the Chief Executive Officer shall vest in equal annual installments over a period of not less than three (3) years, with the first installment vesting no earlier than one year after the date of grant; and (iii) Service-based Awards granted to non-Employee Directors shall vest one year after the date of grant. The required period of Service for full vesting shall be determined by the Committee and evidenced in the Award Agreement (subject to acceleration of vesting, to the extent permitted by the Committee or set forth in the Award Agreement, in the event of the Participant’s death, Disability or Involuntary Termination following a Change in Control). Notwithstanding anything to the contrary herein, all awards under the Plan granted to any or all Participants shall be subject to a vesting requirement of at least one year of service following the grant of the Award (unless accelerated due to death, Disability or Involuntary Termination in connection with or following a Change in Control).

(b)   Vesting of Performance Awards. The Committee shall specify the vesting schedule or conditions of each Performance Award. Unless the Committee specifies a different vesting schedule at the time of grant, performance-based Awards shall vest in accordance with the following: (i) Performance Awards granted to Employees, other than to the Chief Executive Officer, shall cliff-vest (i.e., vest entirely) at the end of a performance period not to exceed three (3) years; and (ii) Performance Awards granted to the Chief Executive Officer shall cliff-vest at the end of a performance period that shall be three (3) years or more, as determined by the Committee at the date of grant. The required period for full vesting shall be determined by the Committee and evidenced in the Award Agreement (subject to acceleration of vesting, to the extent permitted by the Committee or set forth in the Award Agreement, in the event of the Participant’s death, Disability or Involuntary Termination following a Change in Control or Merger of Equals).

(c)   Holding Period Requirement for Chief Executive Officer. The Chief Executive Officer of the Company is required to retain direct ownership of at least 50% of the Chief Executive Officer’s Covered Shares, until the earlier of (i) thirty-six (36) months following the date of vesting, or (ii) such Named Executive Officer’s termination of employment with the Company and any Subsidiary (solely for these purposes, the Chief Executive Officer is deemed to have a termination of employment with the Company or a Subsidiary even if the Chief Executive Officer continues in employment with an acquiring entity following a Change in Control or Merger of Equals). The term “Covered Shares” shall have the meaning set forth in Section 8.1 hereof.

Section 2.7   Deferred Compensation. If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action.

Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.

Section 2.8   Prohibition Against Stock Option or SAR Repricing. Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company’s stockholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option or SAR previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Stock Option’s or SAR’s in-the-money value or in exchange for different Stock Options, SARs or other Awards) or replacement grants, or other means.

Section 2.9.   Effect of Termination of Service on Awards. The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award and, in so doing, may make distinctions based upon, among other things, the cause of Termination of Service and type of Award. Unless otherwise specified by the Committee and set forth in an Award Agreement between the Company and the Participant or as set forth in an employment agreement entered into by and between the Company and/or the Bank and an Employee, the following provisions shall apply to each Award granted under this Plan:

(a)   Upon a Participant’s Termination of Service for any reason other than due to Disability, death, Retirement or termination for Cause, Stock Options and SARs shall be exercisable only as to those shares that were immediately exercisable by such Participant at the date of termination, and Stock Options or SARs may be exercised only for a period of three (3) months following termination and any Restricted Stock Award and Restricted Stock Unit that has not vested as of the date of Termination of Service shall expire and be forfeited.

(b)   In the event of a Termination of Service for Cause, all Stock Options and SARs granted to a Participant that have not been exercised and all Restricted Stock Awards and Restricted Stock Units granted to a Participant that have not vested shall expire and be forfeited.

(c)   Upon Termination of Service for reason of Disability or death, any Service-based Stock Options and/or SARs that would have vested in the year of death or Disability shall be exercisable, whether or not then exercisable, and all Service-based Restricted Stock Awards and Restricted Stock Units that would have vested in the year of death or Disability shall vest, whether or not otherwise immediately vested, at the date of Termination of Service. Any Service-based Awards that would have vested in years following the year of death or Disability will be forfeited. Upon Termination of Service for reason of Disability or death, any Awards that vest based on the achievement of performance targets shall vest, pro-rata, by multiplying (i) the number of Awards that would be obtained based on achievement at target (or if actual achievement of the performance measures is greater than the target level, at such actual achievement level) as of the date of Disability or death, by (ii) a fraction, the numerator of which is the number of whole months the Participant was in Service during the performance period and the denominator of which is the number of months in the performance period. Stock Options and SARs may be exercised for a period of one year following Termination of Service due to death or Disability or the remaining unexpired term of the Stock Option or SAR, if less; provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than one year following Termination of Service due to Disability and provided, further, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three months of Termination of Service. In the event of Termination of Service due to Retirement, a Participant’s vested Stock Options and SARs shall be exercisable for one year following Termination of Service, provided that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three months following Termination of Service due to Retirement and any Stock Option, Restricted Stock Award or Restricted Stock Unit that has not vested as of the date of Termination of Service due to Retirement shall expire and be forfeited.

(d)   Notwithstanding anything herein to the contrary, no Stock Option or SAR shall be exercisable beyond the last day of the original term of such Stock Option or SAR.

(e)   Notwithstanding the provisions of this Section 2.9, the effect of a Change in Control or Merger of Equals on the vesting/exercisability of Stock Options, SARs, Restricted Stock Awards and Restricted Stock Units is as set forth in Article 4.

ARTICLE 3
SHARES SUBJECT TO PLAN

Section 3.1   Available Shares. The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions.

Section 3.2   Share Limitations.

(a)   Share Reserve. The maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to (i) Six Million (6,000,000) shares of Stock, subject to adjustment as provided herein. The maximum number of shares of Stock that may be delivered pursuant to the exercise of Stock Options (all of which may be granted as ISOs) and SARs is Six Million (6,000,000) shares. The maximum number of shares of Stock that may be issued as Restricted Stock Awards and Restricted Stock Units is One Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three (1,333,333) shares. The aggregate number of shares available for grant under this Plan from the share reserve and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.4. Each share of Restricted Stock and/or each Restricted Stock Unit or any other full value Award, including any Performance Award in the form of Restricted Stock or Restricted Stock Units, that is issued under the Plan from the pool available shall reduce the number of Stock Options and SARs that are available by four and one-half (4½), provided, however, that if a share of Restricted Stock or a Restricted Stock Unit is forfeited from the pool under conditions that would allow it to be regranted, the number of Stock Options or SARs that could thereafter be granted will also be increased by four and one-half (4½), rounded down to the nearest whole share.

(b)   Computation of Shares Available. For purposes of this Section 3.2 and in connection with the granting of a Stock Option or SAR (other than a tandem SAR) or Restricted Stock or Restricted Stock Units, the number of shares of Stock available for the grant of additional Stock Options, SARs, Restricted Stock Awards or Restricted Stock Units shall be reduced by the number of shares of Stock previously granted, subject to the following. To the extent any shares of Stock covered by an Award (including Restricted Stock Awards and Restricted Stock Units) under the Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled or because a Stock Option or SAR is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. To the extent: (i) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price; (ii) shares of Stock are withheld to satisfy withholding taxes upon exercise or vesting of an Award granted hereunder; (iii) SARs are settled in shares; or (iv) shares are withheld to satisfy the Exercise Price of Stock Options in a net settlement of Stock Options, then the number of shares of Stock available shall be reduced by the gross number of Stock Options or SARs exercised rather than by the net number of shares of Stock issued.

Section 3.3   Limitations on Grants to Individuals.

(a)   Limitation on Grants to Employees. The maximum number of Awards, in the aggregate, including Stock Options, SARs, Restricted Stock and Restricted Stock Units, whether vesting subject to the passage of time or subject to achievement of performance-based conditions over a specified period that may be granted to any one Employee pursuant to this Plan and all other equity incentive plans maintained by the Company shall not have a fair value as of the date of grant exceeding One Million Dollars ($1,000,000) in any calendar year.

(b)   Limitation on Grants to Non-Employee Directors. The maximum number of Awards, in the aggregate, including Stock Options, SARs, Restricted Stock and Restricted Stock Units, whether vesting subject to the passage of time or subject to achievement of performance-based conditions over a specified period that may granted to any one Director pursuant to this Plan and all other equity incentive plans maintained by the Company shall not have a fair value as of the date of grant exceeding Two Hundred Thousand Dollars ($200,000) in any calendar year.

(c)   Limitation on Grants to Service Providers. The maximum number of Awards, in the aggregate, including Stock Options, SARs, Restricted Stock and Restricted Stock Units, whether vesting subject to the passage of time or subject to achievement of performance-based conditions over a specified period that may granted to any service provider (other than an Employee or Director) pursuant to this Plan and all other equity incentive plans maintained by the Company which permits grants to service providers shall not have a fair value as of the date of grant exceeding One Hundred Fifty Thousand Dollars ($150,000) in any calendar year.

Section 3.4   Corporate Transactions.

(a)   General. In the event any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of shares of Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan and/or under any Award granted under the Plan, then the Committee shall, in an equitable manner, adjust any or all of (i) the number and kind of securities deemed to be available thereafter for grants of Stock Options, SARs, Restricted Stock Awards and Restricted Stock Units in the aggregate to all Participants and individually to any one Participant, (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Stock Options, SARs, Restricted Stock Awards and Restricted Stock Units, and (iii) the Exercise Price of Stock Options and SARs. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Stock Options, SARs, Restricted Stock Awards and Restricted Stock Units (including, without limitation, cancellation of Stock Options, SARs, Restricted Stock Awards and Restricted Stock Units in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Stock Options, SARs, Restricted Stock Awards and Restricted Stock Units using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

(b)   Merger in which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, any Stock Options or SARs granted under the Plan which remain outstanding shall be converted into Stock Options or SARs to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options and SARs under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger. Similarly, any Restricted Stock or Restricted Stock Units which remain outstanding shall be assumed by and become Restricted Stock and/or Restricted Stock Units of the business entity which survives the merger, consolidation or other business reorganization. In the event the acquiring entity fails or refuses to assume the Company’s outstanding Awards, any Service-based Awards shall vest immediately at or immediately prior to the effective time of such merger, consolidation or other business reorganization. Any Awards subject to performance-based vesting conditions shall vest in the same manner as required under Section 4.1(c) hereof at the time of such merger, consolidation or other business reorganization, as if the holder thereof incurred an Involuntary Termination of Service on such date. Unless another treatment is specified in the documents governing such merger, consolidation or other business organization, in the case of vested Restricted Stock or Restricted Stock Units, holders thereof shall receive on the effective date of the transaction, the same value as received by a holder of a share of the Company’s Stock, multiplied by the number of Restricted Stock or Restricted Stock Units held, and in the case of a holder of Stock Options and/or SARs, the holder shall receive the difference, in cash, between the aggregate Exercise Price of such holder’s outstanding Stock Options and/or SARs and the value exchanged for outstanding shares of the Company’s Stock in such merger, consolidation or other business reorganization.

Section 3.5   Delivery of Shares. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)   Compliance with Applicable Laws. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any Exchange or similar entity.

(b)   Certificates. To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any Exchange.

ARTICLE 4
CHANGE IN CONTROL OR MERGER OF EQUALS

Section 4.1   Consequence of a Change in Control or Merger of Equals. Subject to the provisions of Section 2.6 (relating to vesting and acceleration) and Section 3.4 (relating to the adjustment of shares):

(a)   At the time of an Involuntary Termination following a Change in Control or occurring within thirty-six (36) months following a Merger of Equals, all Service-based Stock Options and SARs then held by the Participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the Stock Option or SAR). All Stock Options and SARs may be exercised for a period of one year following the Participant’s Involuntary Termination, provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three (3) months after Involuntary Termination following a Change in Control or occurring within thirty-six (36) months following a Merger of Equals.

(b)   At the time of an Involuntary Termination following a Change in Control or occurring within thirty-six (36) months following a Merger of Equals, all Service-based Awards of Restricted Stock described in Section 2.1(b) and Restricted Stock Units described in Section 2.1(c) shall become fully earned and vested immediately.

(c)   In the event of an Involuntary Termination following a Change in Control or occurring within thirty-six (36) months following a Merger of Equals, any performance measure attached to a Performance Award under the Plan shall be deemed satisfied at the greater of (i) the target achievement level or (ii) the actual achievement level of the performance measure(s), if higher, as of the date of such Involuntary Termination. In the event of a Change in Control in which the Company is not the surviving entity, Performance Awards held by Participants who continue in employment with the acquirer shall remain outstanding for the remaining performance period and shall be deemed to be earned at the end of the performance period at the higher of target or actual achievement at the date of the Change in Control. Except to the extent set forth in Section 3.4 hereof, no Awards shall vest solely as a result of a Change in Control. Absent an Involuntary Termination occurring within thirty-six (36) months following a Merger of Equals, no Awards shall vest solely based upon the occurrence of a Merger of Equals.

Section 4.2   Definition of Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, a “Change in Control” shall be deemed to have occurred upon the earliest to occur of the following:

(a)   Merger: The Company or the Bank merges into or consolidates with another entity, or merges another bank or corporation into the Company or the Bank, and as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company or the Bank immediately before the merger or consolidation;

(b)   Acquisition of Significant Share Ownership: A person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company’s or the Bank’s voting securities; provided, however, this clause (b) shall not apply to beneficial ownership of the Company’s or the Bank’s voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities;

(c)   Change in Board Composition: During any period of two consecutive years, individuals who constitute the Company’s Board or the Bank’s board of directors at the beginning of the two-year period cease for any reason (other than for attaining normal retirement age, or voluntary resignation) to constitute at least a majority of the Company’s Board or the Bank’s board of directors; provided, however, that for purposes of this clause (c), each director who is first elected by the board of directors (or first nominated by the board of directors for election by the stockholders) by a vote of at least two-thirds (2/3) of the Directors who were Directors at the beginning of the two-year period shall be deemed to have also been a Director at the beginning of such period; or

(d)   Sale of Assets: The Company or the Bank sells to a third party all or substantially all of its assets.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired beneficial ownership of more than the permitted amount of the then outstanding Stock or Voting Securities as a result of a change in the number of shares of Stock or Voting Securities then outstanding, which thereby increases the proportional number of shares beneficially owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Stock or Voting Securities which increases the percentage of the then outstanding Stock or Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur. In the event that an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such Award is to be triggered solely by a Change in Control, then with respect to such Award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.

Section 4.3   Definition of Merger of Equals. For purposes of the Plan, unless otherwise provided in an Award Agreement, a “Merger of Equals” shall mean, and shall be deemed to have occurred at such time as (i) a plan of reorganization, merger, consolidation, or similar transaction (collectively, a “Merger”) is consummated in which the Bank or the Company is the resulting or surviving institution or corporation, and (ii) as part of the Merger, both (A) the Company issues 30% or more of its outstanding common stock to one or more persons (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who immediately prior to completion of the Merger were stockholders of the institution or company that merges into or combines with the Bank or the Company, and (B) less than 60% of the members of the Board of Directors of the Company immediately after the completion of the Merger consists of persons who were members of the Board of Directors of the Company immediately prior to the completion of the Merger. Notwithstanding the foregoing, a Merger of Equals shall not include (a) the formation of a joint venture; (b) the acquisition of an asset or group of assets that does not constitute a business or (c) a combination of entities or businesses under common control.

ARTICLE 5
COMMITTEE

Section 5.1   Administration. The Plan shall be administered by the members of the Compensation Committee of the Company (the “Committee”) who are Disinterested Board Members. If the Committee consists of fewer than three Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least three Disinterested Board Members. Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion or decision to make or administer Awards that are made to Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the Exchange Act. The Board (or if necessary to maintain compliance with the applicable listing standards, those members of the Board who are “independent directors” under the corporate governance statutes or rules of any national Exchange on which the Company lists, has listed or seeks to list its securities) may, in their discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

Section 5.2   Powers of Committee. The administration of the Plan by the Committee shall be subject to the following:

(a)   The Committee will have the authority and discretion to: (i) select from among the Company’s and its Subsidiaries’ Employees, Directors and service providers those persons who shall receive Awards: (ii) determine the time or times of receipt; (iii) determine the types of Awards and the number of shares covered by the Awards: (iv) establish the terms, conditions, features (including automatic exercise in accordance with Section 7.18 hereof), performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards (subject to the restrictions imposed by Article 6); (v) cancel or suspend Awards; and (vi) reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award; provided, however, that the Committee shall not exercise discretion to accelerate an Award such that the Award vests within the first year following the date of grant.

(b)   The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)   The Committee will have the authority to define terms not otherwise defined herein.

(d)   Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)   In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the charter and bylaws of the Company and applicable corporate law.

Section 5.3   Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of an Exchange upon which the Company lists its shares or the Plan, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including: (a) delegating to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act; or (b) delegating to a committee of one or more members of the Board who would be eligible to serve on the Compensation Committee of the Company pursuant to the listing requirements imposed by any national securities exchange on which the Company lists, has listed or seeks to list its securities, the authority to grant awards under the Plan. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4   Information to be Furnished to Committee. As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5   Committee Action. The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Subject to Section 5.1, all actions of the Committee shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

ARTICLE 6
AMENDMENT AND TERMINATION

Section 6.1   General. The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.7, Section 3.4 and Section 6.2) may cause the Award to violate Code Section 409A, may cause the repricing of a Stock Option, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders.

Section 6.2   Amendment to Conform to Law and Accounting Changes. Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A or tax law changes pertaining to performance-based awards), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 2.7 to any Award granted under the Plan without further consideration or action.

ARTICLE 7
GENERAL TERMS

Section 7.1   No Implied Rights.

(a)   No Rights to Specific Assets. Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)   No Contractual Right to Employment or Future Awards. The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.

(c)   No Rights as a Stockholder. Except as otherwise provided in the Plan or in the Award Agreement, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2   Transferability. Except as otherwise so provided by the Committee, ISOs under the Plan are not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution, (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust, or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of this Section 7.2(iii), the Stock Option shall not qualify as an ISO as of the day of such transfer. The Committee shall have the discretion to permit the transfer of vested Stock Options (other than ISOs) or SARs under the Plan (other than SARs granted in tandem with ISOs); provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant.

Awards of Restricted Stock shall not be transferable prior to the time that such Awards vest in the Participant. A Restricted Stock Unit Award is not transferable, except in the event of death, prior to the time that the Restricted Stock Unit Award vests and is earned and the property in which the Restricted Stock Unit is denominated is distributed to the Participant or the Participant’s Beneficiary.

Section 7.3   Designation of Beneficiaries. A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation (“Beneficiary Designation”). Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4   Non-Exclusivity. Neither the adoption of this Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of Restricted Stock Awards, Restricted Stock Units, Stock Options or SARs otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5   Award Agreement. Each Award granted under the Plan shall be evidenced by an Award Agreement signed by the Participant. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant.

Section 7.6   Form and Time of Elections/Notification Under Code Section 83(b). Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).

Section 7.7   Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8   Tax Withholding. Where a Participant is entitled to receive shares of Stock upon the vesting or exercise of an Award, the Company shall have the right to require such Participant to pay to the Company the amount of any tax that the Company is required to withhold with respect to such vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the amount required to be withheld. To the extent determined by the Committee and specified in an Award Agreement, a Participant may be provided the opportunity to direct the Company to satisfy the required federal, state and local tax withholding by: (i) with respect to a Stock Option or SAR, reducing the number of shares of Stock subject to the Stock Option or SAR (without issuance of such shares of Stock to the Stock Option holder) by a number equal to the quotient of (a) the total amount of required tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock; and (ii) with respect to Restricted Stock Awards and Restricted Stock Units, withholding a number of shares (based on the Fair Market Value on the vesting date) otherwise vesting that would satisfy the amount of required tax withholding, provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718 is an adverse consequence).

Section 7.9   Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board of directors (including a committee of the board of directors) who are duly authorized to act for the board of directors, or (except to the extent prohibited by applicable law or applicable rules of the Exchange on which the Company lists its securities) by a duly authorized officer of the Company or such Subsidiary.

Section 7.10   Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.11   Indemnification. To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an Employee of the Company, shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless. The foregoing right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if required by applicable law, an advancement of expenses shall be made only upon delivery to the Company of an undertaking, by or on behalf of such persons to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.

Section 7.12   No Fractional Shares. Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated by rounding down.

Section 7.13   Governing Law. The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of New Jersey without reference to principles of conflict of laws, except as superseded by applicable federal law. The federal and state courts located in the State of New Jersey, shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any award under this Plan, each Participant and any other person claiming any rights under the Plan agrees to submit himself or herself and any legal action that the Participant brings under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.14   Benefits Under Other Plans. Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.15   Validity. If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.

Section 7.16   Notice. Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or in any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office. Such notices, demands, claims and other communications shall be deemed given:

(a)   in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b)   in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or

(c)   in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.

In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Corporate Secretary, unless otherwise provided in the Participant’s Award Agreement.

Section 7.17   Forfeiture Events.

(a)   The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events include, but are not limited to, termination of employment for cause, termination of the Participant’s provision of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

(b)   If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, any Participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement.

In addition, Awards granted hereunder are subject to the clawback policy adopted by the Board on November 28, 2018, as may be amended or restated from time to time.

Section 7.18   Automatic Exercise. In the sole discretion of the Committee exercised in accordance with Section 5.2(a) above, any Stock Options or SARs that are exercisable but unexercised as of the day immediately before the tenth anniversary of the date of grant may be automatically exercised, in accordance with procedures established for this purpose by the Committee, but only if the exercise price is less than the Fair Market Value of a share of Stock on such date and the automatic exercise will result in the issuance of at least one (1) whole share of Stock to the Participant after payment of the Exercise Price and any applicable minimum tax withholding requirements. Payment of the Exercise Price and any applicable tax withholding requirements shall be made by a net settlement of the Stock Option whereby the number of shares of Stock to be issued upon exercise are reduced by a number of shares having a Fair Market Value on the date of exercise equal to the Exercise Price and any applicable minimum tax withholding.

Section 7.19   Regulatory Requirements. The grant and settlement of Awards under this Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.

ARTICLE 8
DEFINED TERMS; CONSTRUCTION

Section 8.1   In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a)   “10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

(b)   “Award” means any Stock Option, SAR, Restricted Stock, Restricted Stock Unit, Performance Award or any or all of them, granted to a Participant under the Plan.

(c)   “Award Agreement” means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an Award under the Plan. Such document is referred to as an agreement, regardless of whether a Participant’s signature is required.

(d)   “Board” means the Board of Directors of the Company.

(e)   If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “Cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in such agreement. In the absence of such a definition, “Cause” means termination because of a Participant’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, material breach of the Bank’s Code of Ethics, material violation of the Sarbanes-Oxley requirements for officers of public companies that in the reasonable opinion of the Chief Executive Officer of the Bank or the Board will likely cause substantial financial harm or substantial injury to the reputation of the Bank, willfully engaging in actions that in the reasonable opinion of the Board will likely cause substantial financial harm or substantial injury to the business reputation of the Bank, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than routine traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the contract.

(f)   “Change in Control” has the meaning ascribed to it in Section 4.2.

(g)   “Chief Executive Officer” means the chief executive officer identified in the Company’s annual proxy statement and/or other Exchange Act filings.

(h)   “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(i)   “Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(j)   “Committee” means the Committee acting under Article 5.

(k)   “Covered Shares” means any shares acquired by the Chief Executive Officer pursuant to an Award granted under this Plan, net of taxes and transaction costs. For these purposes, “taxes and transaction costs” include, without limitation: (i) shares retained by the Company to satisfy tax withholding requirements attributable to such Awards, and (ii) any taxes payable by the Named Executive Officer related to Awards which are in excess of the amounts withheld in accordance with clause “(i).”

(l)   “Director” means a member of the Board of Directors of the Company or a Subsidiary.

(m)   If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement. In the absence of such a definition, “Disability” shall be defined in accordance with the Bank’s long-term disability plan. To the extent that an Award hereunder is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination due to Disability has occurred.

(n)   “Disinterested Board Member” means a member of the Board who: (a) is not a current Employee of the Company or a Subsidiary; (b) is not a former employee of the Company or a Subsidiary who receives compensation for prior Services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Company or a Subsidiary; (d) does not receive compensation from the Company or a Subsidiary, either directly or indirectly, for services as a consultant or in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto; and (e) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any Exchange on which the Company lists or seeks to list its securities.

(o)   “Dividend Equivalent Rights” means the right, associated with a Restricted Stock Unit, to receive a payment, in cash or stock, as applicable, equal to the amount of dividends paid on a share of the Company’s Stock, as specified in the Award Agreement. Dividend Equivalent Rights shall not be paid on Stock Options or Stock Appreciation Rights, whether vested or unvested.

(p)   “Employee” means any person employed by the Company or any Subsidiary. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under the Plan.

(q)   “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(r)   “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(s)   “Exercise Price” means the price established with respect to a Stock Option pursuant to Section 2.2.

(t)   “Fair Market Value” on any date, means (i) if the Stock is listed on an Exchange, the closing sales price on such Exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, “Fair Market Value” shall mean a price determined by the Committee in good faith on the basis of objective criteria consistent with the requirements of Code Section 422 and applicable provisions of Section 409A.

(u)   A termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events:

(i)   a material diminution in Participant’s base compensation;

(ii)   a material diminution in Participant’s authority, duties or responsibilities;

(iii)   a change in the geographic location at which Participant must perform his duties that is more than thirty-five (35) miles from the location of Participant’s principal workplace on the date of this Agreement; or

(iv)   in the event a Participant is a party to an employment or change in control agreement that provides a definition for “Good Reason” or a substantially similar term, then in lieu of the above paragraphs (i) through (iii), the occurrence of any event set forth in such definition.

(v)   “Immediate Family Member” means with respect to any Participant: (a) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (b) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (c) a trust in which any combination of the Participant and persons described in section (a) and (b) above own more than fifty percent (50%) of the beneficial interests; (d) a foundation in which any combination of the Participant and persons described in sections (a) and (b) above control management of the assets; or (e) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (a) and (b) above control more than fifty percent (50%) of the voting interests.

(w)   “Involuntary Termination” means the Termination of Service of a Participant by the Company or Subsidiary (other than termination for Cause) or termination of employment by an Employee Participant for Good Reason. For purposes of Section 4.1 of this Plan, “Involuntary Termination” shall also include, in the event of a Change in Control or Merger of Equals: (i) any Termination of Service of a director emeritus or advisory director (other than for Cause) or (ii) any Termination of Service of a Director as a result of the failure to re-nominate or re-elect such Director (other than in connection with a termination for Cause).

(x)   “ISO” has the meaning ascribed to it in Section 2.1(a).

(y)   “Merger of Equals” shall have the meaning ascribed to it in Section 4.3.

(z)   “Non-Qualified Option” means the right to purchase shares of Stock that is either (i) granted to a Participant who is not an Employee, or (ii) granted to an Employee and either is not designated by the Committee to be an ISO or does not satisfy the requirements of Section 422 of the Code.

(aa)   “Participant” means any individual who has received, and currently holds, an outstanding Award under the Plan.

(bb)   “Performance Award” has the meaning ascribed to it in Sections 2.1(e) and 2.5.

(cc)   “Restricted Stock” or “Restricted Stock Award” has the meaning ascribed to it in Sections 2.1(c) and 2.3.

(dd)   “Restricted Stock Unit” has the meaning ascribed to it in Sections 2.1(d) and 2.4.

(ee)   “Restriction Period” has the meaning set forth in Section 2.4(b)(iii).

(ff)   “Retirement” means, unless otherwise specified in an Award Agreement, retirement from employment as an Employee on or after the attainment of age 65, or Termination of Service as a Director on or after the attainment of the latest age at which a Director is eligible for election or appointment as a voting member of the Employer’s Board of Directors under the Employer’s charter, provided, however, that unless otherwise specified in an Award Agreement, an Employee who is also a Director shall not be deemed to have terminated due to Retirement for purposes of vesting of Awards and exercise of Stock Options until both Service as an Employee and Service as a Director has ceased. Unless otherwise specified in an Award Agreement, if an Employee retires from active employment but continues as a service provider to the Company or a Subsidiary (other than as a Director) without an interruption in Service, such service provider shall be deemed to be in Service for purposes of vesting of Awards and exercise of Stock Options and SARs. A non-Employee Director will be deemed to have terminated due to Retirement under the provisions of this Plan only if the non-Employee Director has terminated Service on the Board(s) of Directors of the Company and any Subsidiary or affiliate in accordance with applicable Company policy, following the provision of written notice to such Board(s) of Directors of the non-Employee Director’s intention to retire. A non-employee Director who continues in Service as a director emeritus or advisory director shall be deemed to be in Service of the Employer for purposes of vesting of Awards and exercise of Stock Options and SARs.

(gg)   “SAR” has the meaning ascribed to it in Section 2.1(b) and 2.2.

(hh)   “SEC” means the United States Securities and Exchange Commission.

(ii)   “Securities Act” means the Securities Act of 1933, as amended from time to time.

(jj)   “Service” means service as an Employee, service provider, or non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director. Service shall not be deemed interrupted in the case of sick leave, military leave or any other absence approved by the Company or a Subsidiary, in the case of transferees between payroll locations or between the Company, a Subsidiary or a successor.

(kk)   “Stock” means the common stock of the Company, $0.01 par value per share.

(ll)   “Stock Option” has the meaning ascribed to it in Section 2.1(a) and 2.2.

(mm)   “Subsidiary” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than 50% of the capital or profits interests.

(nn)   “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee, Director (including a director emeritus or advisory director) of, or service provider to, the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(i)   The Participant’s cessation as an Employee shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(ii)   The Participant’s cessation as an Employee shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services, provided such leave of absence does not exceed six months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary. If the period of leave exceeds six months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six month period. For purposes of this sub-section, to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

(iii)   If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing Services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of or service provider to the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing Services.

(iv)   A service provider whose Services to the Company or a Subsidiary are governed by a written agreement with the service provider will cease to be a service provider at the time the term of such written agreement ends (without renewal); and a service provider whose Services to the Company or a Subsidiary are not governed by a written agreement with the service provider will cease to be a service provider on the date that is ninety (90) days after the date the service provider last provides Services requested by the Company or any Subsidiary (as determined by the Committee).

(v)   Except to the extent Section 409A of the Code may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section, the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred. In the event that any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.7 hereof), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” shall have occurred if the Bank and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will be less than 50% of the average level of bona fide Services in the 36 months immediately preceding the Termination of Service. If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.

(vi)   With respect to a Participant who is a Director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director. With respect to a Participant who is both an Employee and a Director, termination of employment as an Employee shall not constitute a Termination of Service for purposes of the Plan so long as the Participant continues to provide Service as a Director or director emeritus, advisory director or other service provider. With respect to an Employee who has a Termination of Service as an Employee but continues in Service to the Company or a Subsidiary as a service provider, the Committee may determine that the Employee has not had a Termination of Service for vesting purposes.

(oo)   “Voting Securities” means any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

Section 8.2   In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a)   actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b)   references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c)   in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d)   references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e)   “indications of time of day mean Eastern Time;

(f)   “including” means “including, but not limited to”;

(g)   all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h)   all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(i)   the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j)   any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k)   all accounting terms not specifically defined herein shall be construed in accordance with GAAP.

NORTHFIELD BANCORP, INC.	SCAN TO VIEW MATERIALS & VOTE

C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717	VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 21, 2019. Follow the instructions to obtain your records and to create an electronic voting instruction form.
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E72990-P21998	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

NORTHFIELD BANCORP, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR
the following:		☐	☐	☐
1.	Election of Directors for the term shown
Nominees:
01) Gil Chapman - three-year term
02) Steven M. Klein - three-year term
03) Frank P. Patafio - three-year term
04) Paul V. Stahlin - three-year term

The Board of Directors recommends you vote FOR proposals 2, 3, and 5, and for ONE YEAR on proposal 4.							For	Against	Abstain

2.	Approval of the Northfield Bancorp, Inc. 2019 Equity Incentive Plan;						☐	☐	☐

3.	An advisory, non-binding resolution, to approve the executive compensation described in the Proxy Statement;						☐	☐	☐

						One Year	Two Years	Three Years	Abstain

4.	An advisory, non-binding proposal with respect to the frequency that stockholders will vote on our executive compensation;					☐	☐	☐	☐

							For	Against	Abstain
5.	The ratification of the appointment of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2019; and						☐	☐	☐

such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally, but only one signature is required. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E72991-P21998

NORTHFIELD BANCORP, INC.

Annual Meeting of Stockholders

May 22, 2019 10:00 a.m.

Revocable Proxy

This Proxy is solicited by the Board of Directors

The undersigned hereby appoints the full Board of Directors (other than those listed as nominees in this proxy), with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Northfield Bancorp, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at

581 Main Street, Suite 810, Woodbridge, NJ 07095, at 10:00 a.m. (local time) on May 22, 2019. The proxy committee is authorized to cast all votes to which the undersigned is entitled as follows. Should the stockholder be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of Northfield Bancorp, Inc. at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Northfield Bancorp, Inc. at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting. The stockholder acknowledges receipt from Northfield Bancorp, Inc. prior to the execution of this proxy of Notice of the Annual Meeting, audited financial statements and a proxy statement dated April 9, 2019. The Board of Directors recommends a vote “FOR” all nominees listed, “FOR” proposals 2, 3, and 5, and for “ONE YEAR”  on proposal 4.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED AND FOR “ONE YEAR” ON PROPOSAL FOUR. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

Continued and to be signed on reverse side